Exhibit 99F

QUARTERLY BULLETIN

DECEMBER 2021

SOUTH AFRICAN RESERVE BANK

SARB 100 YEARS 1921–2021

A purposeful journey



QUARTERLY BULLETIN

DECEMBER 2021

SOUTH AFRICAN RESERVE BANK

SARB 100 YEARS 1921–2021

A purposeful journey

Enquiries relating to this *Quarterly Bulletin* should be addressed to:

Head: Economic Statistics Department
South African Reserve Bank
P O Box 427
Pretoria 0001

Tel. +27 12 313 3668/3676

http://www.resbank.co.za

ISSN 0038-2620

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Printed by the Publishing Section of the South African Reserve Bank

Contents

Quarterly economic review

Boxes

Notes

Statistical tables



Quarterly economic review

Introduction

Real economic activity in South Africa receded in the third quarter of 2021, following four successive quarters of expansion. Real gross domestic product (GDP) contracted by 1.5% (5.8% annualised) in the third quarter, after increasing by a revised 1.1% (4.3% annualised) in the second quarter. The broad-based decrease in economic activity reflected, among other factors, the civil unrest and the cyberattack on Transnet in July as well as higher input costs, notably that of fuel and electricity.

Real gross value added (GVA) by the primary sector contracted significantly by 5.6% in the third quarter of 2021 as real output in both the agricultural and mining sectors contracted anew. The marked decrease in agricultural output in the third quarter reflected lower production of field crops and animal products, exacerbated by the civil unrest in Kwazulu-Natal in July. The decline in mining output was broad-based, with production decreasing in 8 of the 12 subsectors, impacted by lower international commodity prices and rising domestic input costs.

Real GVA by the secondary sector contracted at a faster pace in the third quarter of 2021 as output decreased further in the manufacturing and construction sectors. Real economic activity in the manufacturing sector contracted at a much faster pace in the third quarter of 2021, and apart from the civil unrest, output continued to be weighed down by domestic and global supply chain disruptions and shortages of raw materials as well as subdued domestic demand and electricity-supply disruptions. The decrease in the real GVA by the construction sector resulted largely from lower non-residential building and civil construction activity, with this being the only sector where the average output for the first three quarters of 2021 was lower than in the corresponding period of 2020. Real GVA by the sector supplying electricity, gas and water increased further in the third quarter of 2021, but the seasonally adjusted level was still well below the average in 2019.

The real GVA by the tertiary sector also contracted in the third quarter of 2021, as output decreased in the commerce and in the transport, storage and communication services sectors. By contrast, the real output of the finance, insurance, real estate and business services sector and the general government services sector expanded over the period. The sharp contraction in the output of the commerce sector reflected the impact of the civil unrest in July. The output of the transport sector was curtailed by reduced rail and land freight transportation activity as well as a decline in transport support services, affected by the technical challenges at Transnet and the civil unrest. The increase in real output of the finance, insurance, real estate and business services sector was supported by monetary intermediation and financial auxiliary services, with banking activity benefiting from an increase in fee and other income.

Similar to the contraction in real GDP, real gross domestic expenditure (GDE) also decreased in the third quarter of 2021, but at a slower pace of 0.7%. Final consumption expenditure by households contracted sharply and subtracted the most from growth in real GDP in the third quarter, whereas expenditure by general government increased marginally. Real gross fixed capital formation remained broadly unchanged in the third quarter, while the depletion of real inventory holdings slowed markedly. Real net exports subtracted from overall economic growth in the third quarter of 2021, as real exports decreased at a faster pace than real imports.

Real final consumption expenditure by households contracted by 2.4% (9.1% annualised) in the third quarter of 2021, as real spending on durable, semi-durable and non-durable goods declined, while spending on services remained broadly unchanged. Consumer spending was disrupted by the civil unrest in July, with the decrease also consistent with the decline in the real disposable income of households in the third quarter of 2021, alongside higher unemployment and the sharp fuel and electricity price increases. The seasonally adjusted level of real spending in the third quarter of 2021 was still lower than before the onset of the coronavirus disease 2019 (COVID-19) pandemic, reflecting the severity of the pandemic and related lockdown restrictions on the purchasing power of households.

Household debt increased at a slower pace in the third quarter of 2021, consistent with the modest decrease in nominal spending. Consequently, the ratio of household debt to nominal disposable income increased marginally to 67.8% in the third quarter of 2021, from 66.7% in the second quarter. Households' net wealth increased further in the third quarter of 2021, as the increase in total assets outweighed that in total liabilities. Household assets increased despite the 3.0% decline in the FTSE/JSE All-Share Index (Alsi) in the third quarter – marking the worst quarterly performance since the first quarter of 2020. Domestic share prices were largely affected by negative global economic factors and mirrored the decline in share prices on international bourses. Thereafter, the Alsi recovered strongly to an all-time high on 1 December 2021.

Real gross fixed capital formation remained broadly unchanged in the third quarter of 2021, as reduced capital outlays by private business enterprises and general government were offset by increased fixed investment by public corporations. By asset type, investment in transport equipment subtracted the most from overall real gross fixed capital formation, while capital spending on machinery and other equipment increased. The seasonally adjusted level of real gross fixed capital formation in the third quarter of 2021 was still significantly lower than before the onset of COVID-19.

The weak recovery in employment after the initial outbreak of COVID-19 experienced a severe setback in the third quarter of 2021, as total household-surveyed employment decreased significantly. Formal employment decreased markedly along with broad-based job losses. This outcome was likely impacted by the July civil unrest in Gauteng and KwaZulu-Natal, which also lowered the response rate of the *Quarterly Labour Force Survey (QLFS)* significantly. This probably exacerbated the sharp increase in the not economically active population, led by a significant increase in the number of discouraged work seekers and those who could not search for work due to other reasons. The number of unemployed South Africans also decreased in the third quarter of 2021 and together with the sharp contraction in employment resulted in a notable decline in the total labour force. Consequently, both the labour force participation rate and the labour absorption rate decreased. The seasonally adjusted unemployment rate increased from 34.1% in the second quarter of 2021 to 34.5% in the third quarter, while the expanded unemployment rate increased sharply to 46.6% over the same period.

Year-on-year growth in nominal remuneration per worker in the formal non-agricultural sector accelerated significantly, from 3.6% in the first quarter of 2021 to 10.1% in the second quarter, largely due to the artificially low base in private sector remuneration per worker a year earlier during the initial hard lockdown. Marginal growth in public sector remuneration per worker over the same period reflected the non-implementation of the annual public sector wage increase in 2020 to curb the large government wage bill amid unforeseen COVID-19 spending priorities.

Labour productivity growth in the formal non-agricultural sector of the economy accelerated markedly, from 3.0% in the first quarter of 2021 to 18.2% in the second quarter, as the substantial year-on-year rebound in output outweighed that in employment. Conversely, the change in nominal unit labour cost in the formal non-agricultural sector reverted from a year-on-year increase of 0.6% in the first quarter of 2021 to a decrease of 6.8% in the second quarter. The changes in labour productivity and nominal unit labour cost largely reflect base effects from the second quarter of 2020, when output was much more severely impacted by the COVID-19 lockdown restrictions than employment and remuneration.

Domestic inflationary pressures increased in recent months, with both headline consumer and final manufactured producer price inflation accelerating to above the midpoint of the inflation target range. This largely reflected a surge in fuel and raw material prices as well as higher food and electricity prices. Headline consumer price inflation accelerated to 5.0% in September and October 2021, while final manufactured producer price inflation accelerated to 8.1% in October, due to significant increases in fuel and food prices. Intermediate manufactured goods price inflation accelerated to an all-time high of 20.4% in October 2021, mainly reflecting supply chain disruptions and increased demand as the global economic recovery gathered momentum. In an environment of subdued consumer demand, core inflation remained relatively well contained at 3.2% in October, despite accelerating steadily from April 2021.

South Africa's trade surplus with the rest of the world narrowed notably in the third quarter of 2021, though remaining sizable in a historical context. The value of net gold and merchandise exports decreased as export volumes declined sharply, while the value of imports remained broadly unchanged as higher prices were offset by lower volumes. With the price of merchandise imports increasing much more than that of exports, South Africa's terms of trade deteriorated in the third quarter of 2021.

The value of mining, manufacturing and agricultural exports declined in the third quarter of 2021. Manufacturing exports decreased the most, weighed down by vehicles and transport equipment, chemical products as well as textiles and articles thereof. This largely reflected the impact on national port operations of the cyberattack on Transnet in July. Mining exports were dragged down by platinum group metals (PGMs) as the prices of these metals declined markedly.

Lower agricultural imports were fully countered by higher mining and manufacturing imports in the third quarter of 2021. The slight increase in mining imports could be attributed to a recovery in crude oil imports and a further increase in the importation of other mineral products, especially diesel. The value of manufacturing imports moved broadly sideways in the third quarter of 2021, as lower imports of vehicles and transport equipment, articles of cement and stone as well as processed food and beverages were fully countered by higher imports of other manufactured products, especially chemicals.

The narrowing of the trade surplus exceeded that of the deficit on the services, income and current transfer account in the third quarter of 2021, resulting in the surplus on the current account of the balance of payments narrowing from 5.1% of GDP in the second quarter of 2021 to 3.6% of GDP in the third quarter. The smaller income deficit in the third quarter of 2021 resulted from a decrease in net dividend payments as gross dividend receipts increased more than payments. The services deficit also narrowed further due to an increase in gross travel receipts as the number of foreign tourists visiting South Africa increased steadily from the exceptionally low levels in 2020, with higher gross receipts from passenger fares also contributing.

The net outflow of capital on South Africa's financial account of the balance of payments more than halved to R32.5 billion in the third quarter of 2021, from R109.6 billion in the second quarter. On a net basis, direct investment and other investment recorded inflows, while portfolio investment, financial derivatives and reserve assets registered further outflows. In the third quarter of 2021, the financial account of the balance of payments was impacted significantly by both the Naspers Ltd and Prosus N.V. share exchange and the Special Drawing Rights (SDR) allocation to member countries by the International Monetary Fund (IMF).

South Africa's total external debt increased from US$164.7 billion at the end of March 2021 to US$170.6 billion at the end of June, due to an increase in rand-denominated debt as the market value of non-resident bond holdings increased as well as net purchases of domestic rand-denominated bonds by non-residents. By contrast, foreign currency-denominated external debt decreased slightly over this period.

South Africa's positive net international investment position (IIP) decreased further from the end of March 2021 to the end of June, as the value of foreign assets decreased more than foreign liabilities. The lower value of foreign assets reflected decreases in all functional categories, except for portfolio investment, which increased as most major international stock market indices increased in the second quarter of 2021. The decline in foreign liabilities resulted from decreases in all functional categories, except for direct investment.

The nominal effective exchange rate (NEER) of the rand decreased by 4.5% in the third quarter of 2021, after increasing significantly since the first outbreak of COVID-19. In the third quarter of 2021, the NEER was negatively affected by the domestic civil unrest in July, rising concerns about the impact of new COVID-19 outbreaks on the global and domestic economic recovery, a more hawkish monetary policy stance in the United States (US) and the decline in international commodity prices. The NEER declined further by 5.4% in October and November 2021, impacted by concerns over rising global inflation and in anticipation of tighter monetary policy in the US and Europe as well as some domestic factors, including continued electricity load-shedding, uncertainty surrounding the outcome of the local government elections and the detection of a new COVID-19 variant in South Africa in November 2021.

South African government bond yields trended higher from mid-June 2021 and increased markedly further from early-September, along with higher international bond yields. The increase in domestic bond yields during the latter part of 2021 reflected higher consumer price inflation, the depreciation in the exchange value of the rand, net sales of domestic government bonds by non-residents and concerns about when monetary policy tightening will commence in advanced economies.

Growth in the broadly defined money supply (M3) accelerated somewhat in the third quarter of 2021, after slowing sharply in the first half of the year. Relatively stable growth in household deposits and a turnaround of the pronounced contraction in the deposits of financial companies supported growth in M3 in the third quarter. The divergence in deposit growth across the different maturities since the start of the national lockdown in March 2020 mostly abated when lockdown conditions became less stringent.

Year-on-year growth in total loans and advances extended by monetary institutions to the domestic private sector accelerated slightly between March and October 2021, after slowing markedly since the onset of the national lockdown. The gradual lifting of lockdown restrictions boosted the demand for loans by companies in particular, although growth remained subdued. Credit extension to the household sector grew at a faster pace than to corporates and has remained fairly stable since June 2021, supported largely by mortgage advances. The demand for credit might be affected somewhat by the increase in the repurchase (repo) rate by 25 basis points to 3.75%, effective from 19 November 2021.

National government continued to account for most of the public sector's cumulative net funding in the domestic primary bond market thus far in 2021. However, net bond issuance by national government was 28.7% less in the first 11 months of 2021 than in the same period of 2020, as improved revenue collection reduced the need for funding. Local governments and public corporations recorded net redemptions over this period.

The preliminary non-financial public sector borrowing requirement decreased significantly in the first half (April–September 2021) of fiscal 2021/22 compared with the first half of the previous fiscal year. This largely reflected the much smaller cash deficit of national government and the social security funds. All other spheres of general government as well as the non-financial public corporations recorded cash surpluses over this period.

National government finances improved further in the first half of fiscal 2021/22 as revenue collections far outpaced expenditure growth. The year-on-year increase in revenue of 41.4% over this period was broad-based among the different tax categories, with corporate income tax collection increasing strongly. The *2021 Budget Review* projected an increase of 9.3% in revenue to R1 352 billion for full fiscal 2021/22, which was revised higher to R1 483 billion in the *2021 Medium Term Budget Policy Statement (MTBPS)*. National government expenditure increased at a slightly slower pace than anticipated in the *2021 MTBPS* over this period. Despite the smaller cash book deficit, national government's gross loan debt increased by 11.9% year on year to R4 158 billion as at 30 September 2021 (68.6% of GDP). The *2021 MTBPS* envisaged total gross loan debt of R4 314 billion (69.9% of GDP) at the end of fiscal 2021/22.

Domestic economic developments

Domestic output[1]

1 The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data but not annualised, to conform to the official publication by Statistics South Africa.

Domestic economic activity decreased in the third quarter of 2021, after four consecutive quarterly expansions. Real *gross domestic product (GDP)* contracted by 1.5% (5.8% annualised) in the third quarter of 2021, after increasing by a revised 1.1% (4.3% annualised) in the second quarter. The decrease in output was broad-based, with activity declining in the primary and tertiary sectors following revised increases in the second quarter, while the real gross value added (GVA) by the secondary sector contracted further. Despite the decline, the level of real GDP was 2.9% higher in the third quarter of 2021 than a year earlier. The average level of real output in the first three quarters of 2021 was 5.8% higher than in the corresponding period of 2020, which was severely impacted by the coronavirus disease 2019 (COVID-19) and related lockdown.

Real gross domestic product



Percentage change
2.5
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
Quarter to quarter*
Over four quarters
2016
2017
2018
2019
25
20
15
10
5
0
-5
-10
-15
-20
2020
2021

* Seasonally adjusted

Source: Stats SA

In contrast to the quarter-to-quarter seasonally adjusted decrease in real economic activity in the third quarter of 2021, *nominal* GDP increased by 1.0%, after expanding by 2.2% in the second quarter.

South Africa's real economic growth forecasts for 2021 were adjusted higher in recent months, notwithstanding the third quarter contraction. Real economic growth was revised higher to a seasonally adjusted and annualised rate of 5.1% by National Treasury in the *2021 Medium Term Budget Policy Statement (MTBPS)* and to 5.0% by the International Monetary Fund (IMF), the same as that of the World Bank in the October 2021 *World Economic Outlook (WEO)*. In addition, the South African Reserve Bank (SARB) also revised expected real GDP growth higher to 5.2% for 2021 at the November 2021 Monetary Policy Committee (MPC) meeting.

When excluding the contribution of the generally more volatile primary sector, real output in the non-primary sector contracted by 1.1% in the third quarter of 2021, following an expansion of 1.0% in the second quarter.

Real GVA by the *primary sector* contracted significantly by 5.6% in the third quarter of 2021, following four successive quarterly expansions. Real output in the agricultural and mining sectors contracted anew in the third quarter of 2021.

Real gross domestic product

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Sector	2020					2021		
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3
Primary sector	0.1	-21.4	25.0	1.8	-3.7	1.0	2.9	-5.6
Agriculture	9.8	-4.3	-0.1	6.6	13.4	-1.0	6.2	-13.6
Mining	-4.7	-31.1	45.0	-0.9	-11.9	2.2	1.0	-0.9
Secondary sector	-1.0	-28.5	28.3	4.0	-12.8	0.4	-0.8	-3.0
Manufacturing	-0.6	-31.4	35.3	5.3	-12.3	0.5	-1.0	-4.2
Construction	-2.5	-29.9	16.0	1.9	-19.8	0.5	-1.2	-0.5
Tertiary sector	0.6	-13.1	9.1	2.0	-4.3	1.0	1.4	-0.6
*Non-primary sector***	*0.3*	*-16.3*	*12.4*	*2.4*	*-6.1*	*0.9*	*1.0*	*-1.1*
*Non-agricultural sector****	*-0.0*	*-17.1*	*13.9*	*2.2*	*-6.4*	*0.9*	*1.0*	*-1.1*
Total	0.1	-17.4	13.9	2.5	-6.4	0.9	1.1	-1.5

* Percentage change over one year
** The non-primary sector is total GVA excluding agriculture and mining.
*** The non-agricultural sector is total GVA excluding agriculture.

Source: Stats SA

Contributions to growth in real gross domestic product in 2021



Primary sector
Agriculture, forestry and fishing
Mining and quarrying
Secondary sector
Manufacturing
Electricity, gas and water
Construction
Tertiary sector
Wholesale and retail trade, catering and accommodation
Transport, storage and communication
Finance, insurance, real estate and business services
General government services
Personal services
Net taxes and subsidies
Second quarter
Third quarter
-0.8
-0.6
-0.4
-0.2
0.0
0.2
0.4
0.6
0.8
1.0
1.2
Percentage points

Source: Stats SA

The real GVA by the *agricultural sector* contracted markedly by 13.6% in the third quarter of 2021, following an increase of 6.2% in the second quarter. The decrease in the third quarter reflected the lower production of field crops and animal products. Maize, sugar cane and citrus production were affected by fires during the civil unrest in Kwazulu-Natal in July, while chicken and pig production were also impacted. Although output continued to benefit from

high agricultural commodity prices and favourable weather conditions, input costs increased notably against the backdrop of supply constraints, bottlenecks in logistics services and higher fuel prices.

The final commercial maize crop estimate of 16.2 million tons for the 2020/21 production season is 6.1% more than the final crop for the 2019/20 season, and by far exceeds the estimated annual domestic consumption of about 11.4 million tons. The area planted in the 2020/21 season was 5.5% more than the previous season's area planted. Although the area intended to be planted in the 2021/22 season is 1.1% less than the 2020/21 season's final area planted, it is still much more than the 10-year average of 2.5 million hectares.

Commercial maize crop estimates

	2019/20	2020/21
Final crop estimate (million tons)	15.3	16.2
Area planted (million hectares)	2.6	2.8

Source: Crop Estimates Committee of the Department of Agriculture, Land Reform and Rural Development

The real output of the *mining sector* contracted by 0.9% in the third quarter of 2021, following two consecutive quarters of expansion. Production decreased in 8 of the 12 mining subsectors, notably so in coal, platinum group metals (PGMs), other metallic minerals, gold and manganese ore. By contrast, the production of diamonds, iron ore and other non-metallic minerals increased over the period. Subdued demand from industrial users weighed on coal production, while the production of iron ore was boosted by higher demand for steel, as global economic activity continued to recover.

Real gross value added by the mining sector

Percentage change from quarter to quarter


52
8
4
0
-4
-8
-36
45.0
-31.2
Seasonally adjusted

Physical volume of mining production: selected subsectors

Index: first quarter of 2016 = 100


150
100
50
0
Iron ore
Platinum group metals
Coal
Gold
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Source: Stats SA

Lower commodity prices and rising domestic cost pressures suppressed mining output in the third quarter of 2021, amid an uncertain policy environment. Mining activity was furthermore challenged by unreliable electricity supply, global supply chain disruptions, high operating costs of ageing mines, subdued investment, the looming threat of a possible fourth wave of COVID-19 infections as well as rail and port inefficiencies. As a result, the seasonally adjusted level of the real GVA by the mining sector in the third quarter of 2021 was still slightly lower than the average level in 2019, before the onset of the COVID-19 pandemic. Despite the contraction in the third quarter, the average level of real mining output in the first three quarters of 2021 was 13.8% higher than in the corresponding period of 2020, mainly due to the very low base in the pandemic-affected 2020.

Real gross domestic product

Average level: first three quarters of 2021 compared with the same period of 2020



Total gross domestic product
5.8
Primary sector
9.4
Agriculture, forestry and fishing
3.3
Mining and quarrying
13.8
Secondary sector
7.8
Manufacturing
10.8
Electricity, gas and water
4.1
Construction
-1.5
Tertiary sector
4.7
Wholesale and retail trade, catering and accommodation
7.3
Transport, storage and communication
5.1
Finance, insurance, real estate and business services
4.6
General government services
0.5
-5
0
5
10
15
20

Percentage change

Source: Stats SA

The real GVA by the *secondary sector* contracted significantly further by 3.0% in the third quarter of 2021, following a revised contraction of 0.8% in the second quarter. Real economic activity in the manufacturing and construction sectors contracted further in the third quarter of 2021, while the real output of the electricity, gas and water supply sector increased further.

Contributions to growth in real gross value added by the secondary sector


Percentage points
Construction
Electricity, gas and water
Manufacturing
Secondary sector
0.6
0.4
0.2
0.0
-0.2
-0.4
-0.6
2016
2017
2018
2019
5
4
3
2
1
0
-1
-2
-3
-4
-5
2020
2021

Seasonally adjusted
Source: Stats SA

Real economic activity in the *manufacturing sector* contracted at a much faster pace of 4.2% in the third quarter of 2021 and subtracted 0.5 percentage points from overall (not annualised) growth in real GDP. The impact of the civil unrest in July 2021 is evident from the contraction in production volumes in 8 of the 10 manufacturing subsectors. The decrease was particularly apparent in the subsectors for motor vehicles, parts and accessories and other transport equipment; food and beverages; basic iron and steel, non-ferrous metal products, metal products and machinery; as well as wood and wood products, paper, publishing and printing. By contrast, production levels increased in the petroleum, chemical, rubber and plastic products as well as in the furniture and other manufacturing subsectors. Global supply chain disruptions due to the lingering effects of COVID-19 as well as the continued shortage of microchips affected domestic motor vehicle production.

Real gross value added by the manufacturing sector


Percentage change from quarter to quarter
40
4
2
0
-2
-4
-40
35.3
-31.4
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Source: Stats SA

In addition to the civil unrest in July, manufacturing output continued to be weighed down by domestic and global supply chain disruptions and shortages of raw materials, subdued domestic demand as well as electricity-supply disruptions. Despite two consecutive quarterly contractions, the level of real manufacturing output in the first three quarters of 2021 was still 10.8% higher than in the corresponding period of 2020. However, the seasonally adjusted level in the third quarter of 2021 was well below the average level in 2019, before the onset of the COVID-19 pandemic. Notwithstanding the further decrease in manufacturing output and the civil unrest in July, the seasonally adjusted utilisation of production capacity in the manufacturing sector increased marginally from 77.8% in May 2021 to 77.9% in August.

The real output of the sector supplying *electricity, gas and water* increased further, albeit at a slower pace of 0.4% in the third quarter of 2021. Electricity consumption increased while electricity production decreased over the period. Despite two consecutive quarterly increases in real GVA by the sector, the seasonally adjusted level in the third quarter of 2021 was still well below the average in 2019. Furthermore, future output growth will be impeded by increasingly ageing coal-fired power stations, rising electricity costs, the recurrence of electricity load-shedding, infrastructure theft and vandalism.

Real gross domestic product and selected sectors


Index: first quarter of 2016 = 100
110
100
90
80
70
60
2016
2017
2018
2019
2020
2021
Mining
Total
Electricity, gas and water
Manufacturing

Seasonally adjusted
Source: Stats SA

The real GVA by the *construction sector* contracted further by 0.5% in the third quarter of 2021, following a decrease of 1.2% in the second quarter. The level of real output in the third quarter of 2021 was 1.2% higher than a year earlier. Non-residential building activity and civil construction activity declined in the third quarter. Activity in the construction sector continued to be negatively affected by lingering effects of the pandemic, subdued investor sentiment and the constrained fiscal position, with the construction sector being the only sector where the average output for the first three quarters of 2021 was lower than in the corresponding period in 2020.

Real economic activity in the *tertiary sector* decreased by 0.6% in the third quarter of 2021, after expanding by 1.4% in the second quarter. Real output contracted in the commerce and in the transport, storage and communication services sectors. By contrast, the real output of the finance, insurance, real estate and business services and general government services sectors expanded over the period.

Real gross value added by the tertiary sector



Index: first quarter of 2016=100
120
110
100
90
80
70
2016
2017
2018
2019
2020
2021
Finance, insurance, real estate and business services
General government services
Total
Transport, storage and communication
Wholesale and retail trade, catering and accommodation

Seasonally adjusted

Source: Stats SA

The real output of the *commerce sector* reverted to a contraction of 5.5% in the third quarter of 2021, from an expansion of 2.2% in the second quarter, and subtracted the most from overall GDP growth at 0.7 percentage points. The real output of the wholesale, retail and motor trade subsectors as well as catering and accommodation services decreased in the third quarter as activity was severely impacted by the civil unrest in July. The decrease in wholesale trade activity was broad-based, as sales by dealers of solid, liquid and gaseous fuels and related products; machinery, equipment and supplies; as well as other household goods, excluding precious stones, declined. Sales of new and used vehicles decreased despite the low interest rate environment. The contraction in real retail trade activity was also broad-based, reflecting the impact of the civil unrest, the cyberattacks on Transnet and supply chain disruptions. The output of the commerce sector was also adversely impacted by rising unemployment, subdued household demand and a decline in households' real disposable income. Despite the contraction, the average level of the real GVA by the commerce sector in the first three quarters of 2021 was 7.3% higher than the corresponding period of 2020, when COVID-19 restrictions severely impacted most trading activity.

After expanding by 6.9% in the second quarter of 2021, the real GVA by the *transport, storage and communication sector* contracted by 2.2% in the third quarter. Rail and land freight transportation activity decreased as well as transport support services, impacted by the technical challenges at Transnet, the civil unrest and the Level-3 lockdown restrictions that prevailed during the third quarter of 2021. The poor state of South Africa's rail infrastructure also hampered activity in rail freight transportation.

Real GVA by the *finance, insurance, real estate and business services sector* increased by 1.2% in the third quarter of 2021, contributing 0.3 percentage points to overall (not annualised) real GDP growth. The increase was evident in monetary intermediation and financial auxiliary services, with banking activity benefiting from a rise in fee and other income. The level of seasonally adjusted real output in the third quarter of 2021 was still 0.1% below the pre-COVID-19 peak in the first quarter of 2020.

The real GVA by the *general government services sector* increased by 0.4% in the third quarter of 2021, after contracting by 0.4% in the second quarter. The expansion reflected an increase in the number of temporary employees to assist with the local government elections.

Real gross domestic expenditure[2]

Similar to the contraction in real GDP, real *gross domestic expenditure* (GDE) also receded in the third quarter of 2021 but at a slower pace. Real GDE contracted by 0.7% (2.6% annualised) in the third quarter of 2021, following a slight expansion of 0.1% (0.6% annualised) in the second quarter. Final consumption expenditure by households contracted sharply alongside an increase in expenditure by general government. Real gross fixed capital formation stagnated while real inventory holdings were depleted at a much slower pace.

2 The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data but not annualised, to conform to the official publication by Statistics South Africa.

Real gross domestic product and expenditure

Percentage change from quarter to quarter



Gross domestic expenditure
Gross domestic product
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
2016
2017
2018
2019
20
15
10
5
0
-5
-10
-15
-20
2020
2021

Seasonally adjusted

Sources: Stats SA and SARB

Real gross domestic expenditure

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Component	2020					2021		
	Q1	Q2	Q3	Q4	Year[1]	Q1	Q2	Q3
Final consumption expenditure								
Households	0.6	-20.7	19.1	3.1	-6.5	1.0	0.8	-2.4
General government	0.5	-0.2	0.1	0.6	1.3	-0.4	-0.1	0.1
Gross fixed capital formation	-3.1	-21.8	12.8	5.3	-14.9	-3.1	1.2	0.0
Domestic final demand[2]	**0.0**	**-16.9**	**13.1**	**2.9**	**-6.3**	**0.1**	**0.7**	**-1.5**
Change in inventories (R billions)[3]	*-28.0*	*90.7*	*-142.4*	*-102.6*	*-45.6*	*-13.5*	*-36.9*	*-0.9*
Residual[4]	*0.2*	*0.2*	*0.4*	*0.2*	*0.3*	*0.3*	*0.3*	*0.4*
Gross domestic expenditure[5]	**-0.9**	**-14.4**	**7.2**	**3.7**	**-8.0**	**2.3**	**0.1**	**-0.7**

1 Percentage change over one year
2 Comprises final consumption expenditure by households and general government as well as gross fixed capital formation
3 At constant 2015 prices. Seasonally adjusted and annualised
4 The residual as a percentage of GDP
5 Including the residual

Sources: Stats SA and SARB

Real final consumption expenditure by households subtracted the most from growth in real GDP in the third quarter of 2021 at 1.6 percentage points (unannualised), followed by real net exports at 0.8 percentage points. By contrast, the change in real inventory holdings contributed 0.8 percentage points to overall economic growth over this period.

Contributions of expenditure components to the unannualised growth in real gross domestic product

Percentage points

Component	2020					2021		
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Final consumption expenditure								
Households	0.4	-13.6	11.5	2.0	-4.2	0.7	0.5	-1.6
General government	0.1	0.0	0.0	0.1	0.2	-0.1	0.0	0.0
Gross fixed capital formation	-0.5	-3.3	1.8	0.7	-2.4	-0.4	0.2	0.0
Change in inventories	-0.8	2.6	-6.2	0.9	-1.8	2.0	-0.5	0.8
Residual	-0.1	0.0	0.3	-0.2	0.0	0.1	0.0	0.1
Gross domestic expenditure	**-0.9**	**-14.4**	**7.5**	**3.6**	**-8.2**	**2.3**	**0.1**	**-0.6**
Net exports	1.0	-3.0	6.4	-1.1	1.8	-1.3	0.9	-0.8
Gross domestic product	**0.1**	**-17.4**	**13.9**	**2.5**	**-6.4**	**0.9**	**1.1**	**-1.5**

Components may not add up to totals due to rounding off.

Sources: Stats SA and SARB

Nominal GDP at market prices (not seasonally adjusted or annualised) of R1.57 trillion in the third quarter of 2021 was 11.5% higher than in the third quarter of 2020. Nominal gross disposable income likewise increased to R1.51 trillion – 10.3% higher than in the same quarter of the previous year. These increases reflected the gradual resumption of economic activity after the initial strict COVID-19 lockdown. Consequently, all components of nominal domestic final demand also increased on a year-on-year basis in the third quarter of 2021, while the average level of nominal GDP was 13.4% higher in the first three quarters of the year compared with the corresponding period of 2020.

Growth in selected nominal production and expenditure aggregates

Percentage change over four quarters

Component	2020					2021		
	Q1*	Q2*	Q3*	Q4*	Year**	Q1*	Q2*	Q3*
Gross value added at basic prices	6.2	-11.8	-0.4	3.1	-0.8	3.2	25.6	10.5
Gross domestic product at market prices	6.2	-13.6	-1.4	3.1	-1.5	3.2	27.7	11.5
Gross operating surplus	9.1	-14.4	3.6	8.8	1.6	6.2	40.4	13.1
Gross national income	7.1	-13.9	1.2	3.3	-0.7	4.2	27.1	9.9
Gross disposable income	7.2	-13.9	1.0	3.0	-0.8	3.8	27.2	10.3
Final consumption expenditure								
Households	5.6	-16.8	-2.9	1.5	-3.9	0.3	26.9	6.5
General government	6.5	2.2	3.0	3.4	3.7	3.8	4.7	5.7
Gross fixed capital formation	-4.0	-24.2	-13.8	-6.2	-12.0	-6.4	22.6	8.2

* Current prices not seasonally adjusted and not annualised
** Annual statistics

Sources: Stats SA and SARB

Real exports and imports of goods and services

Quarter-to-quarter percentage change*

Component	2021					
	Exports			Imports		
	Percentage of total**	Q2***	Q3***	Percentage of total**	Q2***	Q3***
Total	100.0	3.5	-5.9	100.0	0.0	-2.8
Mining	42.9	5.1	1.8	19.3	5.1	-8.4
Of which:						
Mineral products	18.6	5.5	1.6	13.6	1.1	-7.6
Precious metals including gold, platinum group metals and stones	14.1	7.8	-4.1	1.3	48.3	-5.9
Base metals and articles	10.2	0.6	11.4	4.4	7.2	-11.2
Manufacturing	37.5	2.5	-17.8	63.8	-1.9	-2.7
Of which:						
Vehicles and transport equipment	10.4	6.1	-39.2	11.7	-4.6	-10.6
Machinery and electrical equipment	8.1	1.3	-7.8	22.7	-3.0	-0.6
Chemical products	7.0	1.1	-10.8	12.0	-0.7	5.8
Prepared foodstuffs, beverages and tobacco	4.6	-2.1	-7.8	2.8	1.7	-9.2
Agriculture	9.1	-3.4	-1.3	4.7	0.0	-2.3
Of which:						
Vegetable products	7.5	-3.9	-1.0	2.5	-15.3	-3.4
Services	10.2	6.4	7.1	12.0	2.8	6.6

* Based on seasonally adjusted and annualised data
** Expressed as a percentage of the total in 2020
*** Not annualised
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Sources: SARS, Stats SA and SARB

Real *exports* of goods and services declined significantly at an unannualised rate of 5.9% in the third quarter of 2021, following an increase of 3.5% in the second quarter. The real exports of manufactured and agricultural products contracted, while that of mining products and services increased further. The weaker foreign demand for manufactured goods was broad-based, but most pronounced for vehicles and transport equipment as well as chemical products. Growth in the export volumes of mining products moderated as real exports of precious metals (including gold, PGMs and stones) contracted, while that of mineral products increased at a much slower pace. By contrast, growth in the real exports of base metals and articles thereof accelerated significantly.

The real *imports* of goods and services contracted significantly by 2.8% in the third quarter of 2021, after remaining unchanged in the second quarter, as the volume of mining, manufactured and agricultural imports decreased. Weak domestic demand, global supply chain disruptions and the impact of the civil unrest in July reduced imports of all the major mining and manufacturing product categories, except for chemical products. The lower real value of manufacturing imports reflected a notable contraction in that of vehicles and transport equipment as well as prepared foodstuffs, beverages and tobacco. The contraction in real mining imports was broad-based, while the real value of agricultural imports declined largely due to weaker domestic demand for vegetable products. By contrast, the real imports of services increased noticeably.

Contributions of real exports and imports, and net exports of goods and services to growth in unannualised real gross domestic product

Percentage points

Component	2021					
	Exports		Imports*		Net exports	
	Q2	Q3	Q2	Q3	Q2	Q3
Total	0.9	-1.6	0.0	-0.7	0.9	-0.8
Mining	0.6	0.2	0.3	-0.4	0.3	0.6
Of which:						
Mineral products	0.2	0.1	0.0	-0.3	0.2	0.3
Precious metals, including gold, platinum group metals and stones	0.3	-0.2	0.1	0.0	0.2	-0.2
Base metals and articles	0.0	0.3	0.1	-0.1	-0.1	0.5
Manufacturing	0.3	-1.9	-0.3	-0.4	0.6	-1.5
Of which:						
Vehicles and transport equipment	0.2	-1.3	-0.2	-0.4	0.4	-1.0
Machinery and electrical equipment	0.0	-0.2	-0.2	0.0	0.2	-0.1
Chemical products	0.0	-0.2	0.0	0.2	0.0	-0.4
Prepared foodstuffs, beverages and tobacco	0.0	-0.1	0.0	-0.1	0.0	0.0
Agriculture	-0.1	0.0	0.0	0.0	-0.1	0.0
Of which:						
Vegetable products	-0.1	0.0	- 0.1	0.0	0.0	0.0
Services	0.1	0.1	0.1	0.2	0.0	0.0

* A positive contribution by imports *subtracts* from growth and a negative contribution *adds* to growth.
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Sources: SARS, Stats SA and SARB

Total real *net exports* contributed 0.8 percentage points to the contraction in real GDP in the third quarter of 2021, as real net manufacturing exports detracted 1.5 percentage points. The lower real net exports of vehicles and transport equipment subtracted the most from overall net manufacturing exports. In the mining sector, the lower real net exports of precious metals (including gold, PGMs and stones) were outweighed by the increased net exports of mineral products as well as base metals and articles thereof.

Real *final consumption expenditure by households* contracted notably in the third quarter of 2021, amid consumer spending disruptions during the civil unrest in July. Real consumer spending reverted from an increase of 0.8% (3.4% annualised) in the second quarter of 2021 to a decline of 2.4% (9.1% annualised) in the third quarter, as real spending on durable, semi-durable and non-durable goods shrank, while spending on services remained broadly unchanged. The decrease in real consumer outlays was consistent with the deterioration in the real disposable income of households in the third quarter of 2021, alongside higher unemployment, the sharp fuel and electricity price increases as well as low consumer confidence. Although the average level of real final consumption expenditure by households in the first three quarters of 2021 was 6.8% higher than in the corresponding period of 2020, the seasonally adjusted level of real spending in the third quarter of 2021 was still lower than before the onset of the coronavirus disease 2019 (COVID-19) pandemic, reflecting the severity of the pandemic and related lockdown restrictions on the purchasing power of households.

Real final consumption expenditure by households and consumer confidence


Percentage change
Index
24
18
12
6
0
-6
-12
-18
-24
40
30
20
10
0
-10
-20
-30
-40
2016
2017
2018
2019
2020
2021
Final consumption expenditure (over four quarters)
Final consumption expenditure (quarter to quarter)*
FNB/BER Consumer Confidence Index (right-hand scale)

* Seasonally adjusted

Sources: BER and Stats SA

Real consumer spending on *durable goods* contracted by a marked 9.3% (32.4% annualised) in the third quarter of 2021, following a revised increase of 3.6% (15.3% annualised) in the previous quarter. Real expenditure on personal transport equipment declined marginally, while that on furniture and household appliances; computers and related equipment; as well as recreational and entertainment goods contracted notably. Real purchases of motor vehicles, the main contributor to this category, were adversely affected by the ongoing global microchip shortage and supply chain issues as well the civil unrest in July.

Real final consumption expenditure by households

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Category	2020					2021		
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3
Durable goods..................	-0.1	-30.1	39.9	0.0	-8.6	5.9	3.6	-9.3
Semi-durable goods.........	-0.2	-44.8	54.6	3.3	-17.7	2.6	0.4	-5.2
Non-durable goods	0.6	-17.0	16.4	2.3	-4.6	0.3	0.6	-3.1
Services	0.9	-16.9	11.4	4.1	-5.2	0.2	0.5	0.0
Total.................................	**0.6**	**-20.7**	**18.1**	**3.1**	**-6.5**	**1.0**	**0.8**	**-2.4**

* Percentage change over one year

Source: Stats SA

Real outlays by households on *semi-durable goods* reverted from a slight increase of 0.4% (1.5% annualised) in the second quarter of 2021 to a contraction of 5.2% (-19.1% annualised) in the third quarter. Real spending on all the semi-durable categories receded, with household textiles, furnishings and glassware as well as recreational and entertainment goods declining the most. Real outlays on clothing and footwear as well as motorcar tyres and accessories (the two largest subcategories) also contracted in the third quarter of 2021.

Real final consumption expenditure by households on *non-durable goods* switched from an increase of 0.6% (2.4% annualised) in the second quarter of 2021 to a contraction of 3.1% (11.9% annualised) in the third quarter. Consumer spending on food, beverages and tobacco, which represents the largest share of the non-durable category, declined in the third quarter, while consumer outlays on medical and pharmaceutical products increased. Real outlays on household fuel, power and water as well as petroleum products also declined in the third quarter of 2021, reflecting the impact of the three successive sharp monthly fuel price increases and the marked increase in electricity prices in July.

Real household spending on *services* remained broadly unchanged in the third quarter of 2021. Consumer outlays on rent and miscellaneous services increased slightly, while growth in real spending on medical services moderated marginally. By contrast, real outlays on household services as well as transport and communication services declined.

Household debt increased at a slower pace in the third quarter of 2021, while nominal disposable income declined. Consequently, the ratio of household debt to nominal disposable income increased marginally to 67.8% in the third quarter of 2021, from 66.7% in the second quarter. The ratio of debt-service cost to nominal disposable income edged higher, from 7.5% in the second quarter of 2021 to 7.6% in the third quarter.

Household debt



Percentange change from quarter to quarter
Per cent
Change in stock
As a ratio of disposable income (right-hand scale)
14
12
10
8
6
4
2
0
-2
-4
-6
-8
80
78
76
74
72
70
68
66
64
62
60
2016
2017
2018
2019
2020
2021

Seasonally adjusted
Source: SARB

Households' net wealth increased further in the third quarter of 2021 as the increase in total assets outweighed that in total liabilities. However, households' nominal disposable income decreased, with the ratio of net wealth to nominal disposable income increasing from 369% in the second quarter of 2021 to 375% in the third quarter.

Real *final consumption expenditure by general government* reverted from a slight decline of 0.1% in the second quarter of 2021 to a marginal increase of 0.1% in the third quarter. Spending on the real compensation of employees increased in the third quarter 2021, in line with an increase in the number of employees, after decreasing in the second quarter. Real outlays on non-wage goods and services declined at a slower pace in the third quarter. The average level of real spending by general government in the first three quarters of 2021 was marginally lower than in the corresponding period of 2020, while the seasonally adjusted level of real spending in the third quarter of 2021 was slightly higher than the pre-COVID-19 level in the first quarter of 2020.

Real *gross fixed capital formation* remained unchanged in the third quarter of 2021, following an increase of 1.2% in the second quarter. Capital outlays by private business enterprises and general government receded in the third quarter, while capital spending by public corporations turned around from a contraction to an increase over the period. The average level of real gross fixed capital formation in the first three quarters of 2021 was only 1.9% higher than in the corresponding period of 2020, while the seasonally adjusted level in the third quarter of 2021 was still significantly lower than before the onset of the pandemic.



Real gross fixed capital formation
Percentage change
20
10
0
-10
-20
-30
Quarter to quarter*
Over four quarters
*Seasonally adjusted
2016
2017
2018
2019
2020
2021

Source: Stats SA

Real gross fixed capital formation by *private business enterprises* declined by 1.2% in the third quarter of 2021, following an increase of 3.3% in the preceding quarter. Increased investment in machinery and equipment was not sufficient to offset reduced capital spending on construction works in the third quarter of 2021. Despite the contraction, the share of private sector capital investment in total nominal gross fixed capital formation increased to 72.6% in the third quarter, from 72.3% in the previous quarter.

Real gross fixed capital formation

Quarter-to-quarter percentage change at seasonally adjusted but not annualised rates

Sector	2020					2021		
	Q1	Q2	Q3	Q4	Year*	Q1	Q2	Q3
Private business enterprises....	-3.5	-26.6	17.7	6.8	-16.2	-5.0	3.3	-1.2
Public corporations................	0.2	20.5	11.1	4.7	-13.9	8.4	-11.1	9.5
General government..............	-3.2	-1.8	-2.2	-0.5	-10.1	-1.9	0.8	-0.9
Total.......................................	-3.1	-21.8	12.8	5.3	-14.9	-3.1	1.2	0.0

* Percentage change over one year

Source: Stats SA

Capital spending by the public sector reverted from a contraction of 4.0% in the second quarter of 2021 to an increase of 2.9% in the third quarter. Real gross fixed capital formation by *public corporations* expanded by 9.5% in the third quarter of 2021, contributing 1.0 percentage points to growth in total gross fixed capital formation. Increased investment in transport equipment by the electricity subsector and in construction works by the transport subsector supported increased capital outlays in the third quarter of 2021.

Real capital investment by *general government* contracted by 0.9% in the third quarter of 2021, following an increase of 0.8% in the second quarter. The decrease mainly resulted from protracted delays in the implementation of projects and subtracted 0.2 percentage points from growth in total gross fixed capital formation.

Nominal gross fixed capital formation by type of organisation


R billions
1 000
900
800
700
600
500
400
300
200
100
0
Private business enterprises
Public corporations
General government
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021

Seasonally adjusted
Source: Stats SA

When analysed by type of asset, transport equipment subtracted the most from overall real gross fixed capital formation during the third quarter of 2021. This was partly offset by increased investment in machinery and other equipment as well as *other* assets.

Real *inventory holdings* decreased by a further R0.9 billion (at seasonally adjusted and annualised 2015 prices) in the third quarter of 2021, after declining by R36.9 billion in the second quarter. Inventory de-accumulation continued as the global supply chain disruptions resulted in shortages of raw materials and some finished goods. In the third quarter of 2021, the inventory depletion was concentrated mainly in the mining, manufacturing, trade and transport sectors, while the electricity and construction sectors continued to accumulate inventories.

Gross nominal saving

South Africa's *national saving rate* (gross saving as a percentage of nominal GDP) decreased to 16.9% in the third quarter of 2021, from 17.3% in the second quarter. General government dissaved at a significantly faster pace, which more than offset the increased saving of both corporate business enterprises and households. The share of total gross capital formation financed through foreign capital (i.e. the foreign financing ratio) declined to 27.4% in the third quarter of 2021.

Gross saving as a percentage of gross domestic product

Ratio in per cent at seasonally adjusted annualised rates

Sector	2020					2021		
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Corporate..........................	15.9	23.5	22.3	16.3	19.3	17.9	16.1	16.6
General government.......	-3.0	-12.7	-9.5	-4.2	-7.1	-3.8	-1.1	-2.4
Household......................	2.1	2.8	3.1	2.4	2.6	2.5	2.4	2.8
Total................................	15.0	13.6	15.8	14.4	14.7	16.6	17.3	16.9

Source: SARB

Gross saving by the *corporate sector* as a percentage of nominal GDP increased from 16.1% in the second quarter of 2021 to 16.6% in the third quarter, as the decline in corporate tax payments outweighed the increase in dividend payments after accounting for seasonal variations. Dissaving by *general government* as a percentage of nominal GDP more than doubled, from 1.1% in the second quarter of 2021 to 2.4% in the third quarter, as the increase in seasonally adjusted nominal government expenditure outweighed that in revenue collection. Gross saving by the *household sector* as a percentage of GDP increased somewhat to 2.8% in the third quarter of 2021, as nominal consumption expenditure declined more than nominal disposable income.

Gross nominal saving as a percentage of GDP


Per cent
20
15
10
5
0
Total
25
20
15
10
5
0
-5
-10
-15
Corporate
Household
General government
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Source: SARB

Employment

The increase in household-surveyed employment in South Africa, following the COVID-19-induced low in the second quarter of 2020, experienced a severe setback in the third quarter of 2021 as total employment decreased by 660 000 (-4.4%), according to Stats SA's *Quarterly Labour Force Survey (QLFS)*. The job losses were broad-based across various sectors, with a significant number in those most affected by the July civil unrest in Gauteng and KwaZulu-Natal, especially the trade sector. The formal sector shed a notable 571 000 jobs, followed by the agricultural and private household sectors, which shed 32 000 and 65 000 respectively. Informal employment increased slightly by 9 000 in the third quarter of 2021. Total household-surveyed employment decreased by about 409 000 (-2.8%) when compared with the third quarter of 2020. The civil unrest negatively affected the response rate of the *QLFS* in the third quarter of 2021,[3] which may have exaggerated the extent of the job losses.

3 Stats SA noted that the response rate for the *QLFS* decreased to 53.7% in the third quarter of 2021, from 60.0% in the second quarter and 57.6% in the third quarter of 2020.

Household-surveyed employment


Number (millions)
17.0
16.5
16.0
15.5
15.0
14.5
14.0
Total
Number (millions)
11.5
11.0
10.5
10.0
9.5
3.5
3.0
2.5
2.0
Formal sector
Informal sector (right-hand scale)
2016
2017
2018
2019
2020
2021

Source: Stats SA

Workers with permanent employment contracts experienced the largest year-on-year decline in employment (745 000) in the third quarter of 2021, followed by those with contracts of a limited duration (24 000). By contrast, employees with unspecified contracts increased sharply by 337 000.

Household-surveyed labour market statistics

	Number (thousands)				Quarter-to-quarter change		Percentage change over four quarters
	2020	2021			2021 Q3		
	Q3	Q1	Q2	Q3	Number	Per cent	Per cent
a. Total employed	14 691	14 995	14 942	14 282	-660	-4.4	-2.8
b. Total unemployed (official definition)	6 533	7 242	7 826	7 643	-183	-2.3	17.0
c. Total labour force (a+b)	21 224	22 237	22 768	21 925	-843	-3.7	3.3
d. Total not economically active	17 944	17 218	16 832	17 820	988	5.9	-0.7
e. Population 15–64 years (c+d)	39 167	39 455	39 599	39 745	146	0.4	1.5
f. Official unemployment rate* (b/c)*100	30.8%	**32.6%**	**34.4%**	**34.9%**	–	–	–
g. Discouraged	2 696	3 131	3 317	3 862	545	16.4	43.2
h. Other reasons for not searching for work	2 995	1 719	1 119	1 302	183	16.4	-56.5
i. Expanded unemployment rate**	**43.1%**	**43.2%**	**44.4%**	**46.6%**	–	–	–

* Stats SA follows the ILO definition of calculating the official unemployment rate, which is internationally comparable.
** The expanded unemployment rate is calculated by Stats SA's own in-house formula and is not internationally comparable.

Source: Stats SA

According to the International Labour Organization (ILO),[4] progress with vaccination programmes has emerged as a critical factor for labour market recovery after the onset of the COVID-19 pandemic. The ILO indicated that globally, only 34.5% of people were fully vaccinated by October 2021 compared with 41.9% in South Africa as at 1 December 2021, according to the Department of Health. The ILO also noted that job losses globally due to the pandemic were most acute in the accommodation and food services sector, and that the number of people employed and participating in the labour force has not fully recovered since the start of the pandemic, with significant labour market slack in many countries.

4 International Labour Organization, ILO Monitor: COVID-19 and the world of work. Eighth edition. October 2021. Available at https://www.ilo.org/global/topics/coronavirus/impacts-and-responses/WCMS_824092/lang--en/index.htm

The number of unemployed South Africans decreased by 183 000 (2.3%) to 7.6 million in the third quarter of 2021. Together with the sharp decrease in employment, this resulted in the total labour force decreasing by 3.7% on a quarter-to-quarter basis. Consequently, the official unemployment rate increased further from 34.4% in the second quarter of 2021 to 34.9% in the third quarter (and 30.8% a year ago), its highest level since the inception of the *QLFS* in 2008. The seasonally adjusted unemployment rate increased from 34.1% to 34.5% over the same period.

Unemployment rate

Per cent


36
34
32
30
28
26
24
22
Official
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

The not economically active population increased by a marked 988 000 (5.9%) in the third quarter of 2021, mainly due to a sharp increase of 545 000 (16.4%) in the number of discouraged work seekers. Discouraged work seekers increased significantly by 1.2 million (43.2%) when compared with the third quarter of 2020. The other not economically active category, which includes persons that could not search for work due to the pandemic and associated lockdown restrictions, increased by 183 000 (16.4%) in the third quarter of 2021. Those persons who were not able to search for work due to the civil unrest in July likely elevated this number. As such, the expanded unemployment rate, which includes the discouraged work seekers and those who did not search for work due to other reasons, increased sharply from 44.4% in the second quarter of 2021 to 46.6% in the third quarter (and from 43.1% a year earlier). However, the not economically active population was still 124 000 (0.7%) lower in the third quarter of 2021 than a year earlier.

Not economically active population

Percentage change over four quarters


50
40
30
20
10
0
-10
-20
-30
Discouraged work seekers
Total
Other
2016
2017
2018
2019
2020
2021

Source: Stats SA

The youth unemployment rate (those aged 15–24 and actively searching for work) increased further from an already high 64.4% in the second quarter of 2021 to 66.5% in the third quarter. Moreover, approximately 33.5% (or 3.4 million out of 10.2 million of these young persons) were not in employment, education or training in the third quarter of 2021. The ILO noted that globally, the youth represented only 13.0% of total employment in 2019 but constituted 34.2% of the decline in total employment in 2020.

The labour force participation rate decreased from 57.5% in the second quarter of 2021 to 55.2% in the third quarter, following the rise in the not economically active population, reflecting the impact of the civil unrest. The labour absorption rate – which represents the percentage of the working population (aged 15–64) that is employed – also decreased further from 37.7% to 35.9% over the same period, consistent with the sharp decline in employment.

Labour force participation and labour absorption rates


Per cent
65
60
55
50
45
40
35
Labour force participation rate
Labour absorption rate
2016
2017
2018
2019
2020
2021

Source: Stats SA

Enterprise-surveyed formal non-agricultural employment decreased by 58 300 in the second quarter of 2021 to 9.59 million, more than reversing the marginal first quarter gains. Only 59 700 jobs had been recovered up to the second quarter of 2021, following the 711 400 jobs lost in the second quarter of 2020 alone. This underscores the COVID-19 pandemic's unprecedented disruption to the demand for labour.

Formal non-agricultural employment


Number (millions)
10.4
10.2
10.0
9.8
9.6
9.4
Seasonally adjusted
2009
2011
2013
2015
2017
2019
2021

Sources: Stats SA and SARB

Private sector employment increased by a mere 7 600 in the second quarter of 2021, following two quarters of job shedding. Exactly one year after the onset of the COVID-19 pandemic, the private sector has thus far recovered only 1 900 of the 606 900 jobs lost in the second quarter of 2020, amid continued uncertainty related to the ongoing pandemic and the sustainability of the recovery in economic activity. Around 19 400 employment opportunities were created in the services sectors in the second quarter of 2021, mostly in trade, catering and accommodation services as the sector continued to benefit from the gradual easing of lockdown restrictions. By contrast, 11 900 jobs were lost in the goods-producing sectors, with losses registered in all three subsectors.

Public and private sector employment


Number (millions)
Public sector (excluding election related outliers)
Private sector (right-hand scale)
2.6
2.5
2.4
2.3
2.2
2.1
8.2
8.0
7.8
7.6
7.4
7.2
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Public sector employment decreased by a notable 65 800 employees in the second quarter of 2021, following the creation of a cumulative 123 700 employment opportunities in the preceding three quarters. The decline largely reflected the termination of the employment contracts of teachers and general school assistants appointed at the provincial level in previous quarters. However, the second phase of the Basic Education Employment Initiative, which aims to provide 287 000 employment and training opportunities to unemployed young people, is expected to resume in November 2021. Employment decreased at all tiers of the public sector in the second quarter of 2021, except for other public sector enterprises due to temporary election-related employment ahead of the 2021 local government elections.

Public sector employment



Number (millions)
2.00
1.95
1.90
1.85
1.80
0.50
0.47
0.44
0.41
0.38
0.35
General government
Other (right-hand scale)
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Following three successive quarters of job gains in the mining sector, supported by higher commodity prices, employment subsequently decreased in the second quarter of 2021. The gold-mining sector contributed the most to the decrease. However, supply-side constraints and shortages of raw materials, which have resulted in upward pressure on base metal prices could support employment in the non-gold mining sector.

Employment in the private goods-producing sectors



Index: first quarter of 2016=100
106
100
94
88
82
76
70
Mining
Manufacturing
Construction
2016
2017
2018
2019
2020
2021

Seasonally adjusted

Sources: Stats SA and SARB

5 As measured by the Bureau for Economic Research's (BER) *Absa Manufacturing Survey.*

The *manufacturing sector* shed around 5 000 jobs in the second quarter of 2021, with the level of employment falling further below the pandemic-induced low in the second quarter of 2020 as it receded to a 52-year low. The third quarter of 2021 commenced with further setbacks to the post-lockdown recovery in manufacturing, such as the civil unrest in KwaZulu-Natal and parts of Gauteng as well as Transnet declaring *force majeure* following a cyberattack on its port operating systems. This affected production, employment, income and exports, while exacerbating the already strained supply chain and shortage of raw materials. Against this backdrop, manufacturing business confidence[5] receded by 5 index points to 41 in the third quarter of 2021. Although some of these constraints have since eased somewhat, the return of electricity load-shedding and the three-week strike in the metals and engineering sector could impede the growth momentum in the manufacturing sector.

6 As measured by the First National Bank/ BER (FNB/BER) *Civil Confidence Index*

Construction sector employment decreased for a third successive quarter in the second quarter of 2021, albeit at a slower pace, with sentiment levels still suggesting an unfavourable operating environment and relatively weak demand for skilled labour. Civil confidence[6] rose by 4 index points to a still depressed level of 17 in the third quarter of 2021, along with respondents' rating of the lack of new demand as a business constraint edging higher to 89%.

7 As measured by the FNB/BER *Building Confidence Index.*

Although building confidence[7] fell slightly by 4 index points to 35 in the third quarter of 2021, hardware retailers and building material manufacturers remained upbeat. Of concern, however, is the continued weakness of sentiment in the core building sector – excluding hardware retailers and building material manufacturers – which fell to 20 index points. Weaker overall profitability weighed on sentiment, partly due to the inability to pass on higher input costs. Respondents also expected building activity to remain under pressure over the next few quarters.

Employment in the private services sectors



Index: first quarter of 2016 = 100
112
108
104
100
96
92
88
84
Trade, catering and accommodation
Community, social and personal
Finance, insurance, real estate and business
Transport, storage and communication
Seasonally adjusted
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Employment in the *finance, insurance, real estate and business services sector* increased for the first time since the pandemic-induced fall in the second quarter of 2020. Even so, only 2 300 jobs were created in the second quarter of 2021 compared with a cumulative 184 000 jobs shed in the previous four quarters. The marginal job gains occurred mostly in real estate activity; legal, accounting, bookkeeping and auditing activity; and business services not elsewhere classified (which include labour brokers).

Trade, catering and accommodation services sector employment increased for a fourth successive quarter in the second quarter of 2021, driven largely by employment gains in wholesale and retail trade. Disconcertingly, employment in the hotel and restaurant subsector remained close to the low in the second quarter of 2020, while motor trade employment

was suppressed by production cuts due to supply chain disruptions and the ongoing global semiconductor chip shortage. Encouragingly, retailer confidence increased marginally to a seven-year high of 56 index points in the third quarter of 2021 due to higher sales volumes of food, beverages and hardware products. The outlook for the trade sector remains mixed as the effects of the civil unrest could linger for some time within a weak labour market, while the ongoing pandemic and global supply chain bottlenecks could further suppress trade activity. However, the reinstatement of the Social Relief of Distress (SRD) grant and the finalisation of the much-anticipated public sector wage agreement should boost household income, while the easing of lockdown restrictions to Level 1 could provide relief to traders as demand recovers.

Labour cost and productivity

The year-on-year rate of increase in *formal non-agricultural nominal remuneration per worker* accelerated significantly from 3.6% in the first quarter of 2021 to 10.1% in the second quarter, but this was largely due to the artificially low base in private sector remuneration per worker a year earlier. Growth in public sector remuneration per worker accelerated only marginally over the same period. Consequently, growth in real wages per worker reverted from a decrease of 3.3% in the first quarter of 2021 to an increase of 2.8% in the second quarter.

Formal non-agricultural nominal remuneration per worker



Percentage change over four quarters
15
10
5
0
-5
-10
2016
2017
2018
2019
2020
2021
Private
Total*
Public*

* Excluding election-related outliers

Sources: Stats SA and SARB

Nominal remuneration growth per worker in the private sector accelerated markedly from 4.5% in the first quarter of 2021 to 14.4% in the second quarter. This largely reflected the artificially low base in the second quarter of 2020, which resulted from a combination of furloughed workers who remained employed during the initial hard lockdown without receiving salaries, pandemic-induced salary reductions, wage freezes, lower salary increases as well as significantly lower bonus, overtime and commission payments. The acceleration in nominal remuneration growth per worker in the second quarter of 2021 was broad-based across all the private subsectors.

By contrast, growth in *nominal remuneration per public sector worker* reverted from a historic low of -1.0% in the first quarter of 2021 to an increase of only 0.4% in the second quarter. Public sector wage growth was still suppressed by the non-implementation of the annual public sector wage increase in 2020 to curb the large government wage bill amid unforeseen COVID-19 spending priorities. The 2021 public sector wage agreement was concluded in August, and should result in an acceleration in public sector remuneration growth from the current subdued rates.

The *average wage settlement rate in collective bargaining agreements* decreased further to a low of 4.4% in the first nine months of 2021, well below the 6.3% recorded over the same period of 2020 and for the year as a whole, according to Andrew Levy Employment Publications. Conversely, the number of workdays lost due to industrial action increased somewhat to 50 000 in the first nine months of 2021 compared with the low of 35 000 in the corresponding period of 2020, when many wage negotiations were deferred following the outbreak of COVID-19. The number of workdays lost due to industrial action is expected to increase further in the second half of 2021 due to the three-week-long strike in the metals and engineering sector, where a new three-year wage agreement, with an increase of up to 6% in 2021, has been concluded.

Labour productivity and nominal unit labour cost

Percentage change over four quarters



20
15
10
5
0
-5
-10
-15
Labour productivity* (excluding election-related outliers)
Economy-wide unit labour cost
Unit labour cost*
2016
2017
2018
2019
2020
2021

* Formal non-agricultural sector

Sources: Stats SA and SARB

Labour productivity growth in the formal non-agricultural sector of the economy accelerated markedly from 2.8% in the first quarter of 2021 to 17.9% in the second quarter, as the substantial year-on-year rebound in output outweighed that in employment. Conversely, the change in *nominal unit labour cost* in the formal non-agricultural sector reverted from a year-on-year increase of 0.7% in the first quarter of 2021 to a decrease of 6.6% in the second quarter, as growth in output accelerated at a much faster pace than that in total remuneration on a year-on-year basis. Economy-wide nominal unit labour cost reverted to a year-on-year increase of 4.9% in the third quarter of 2021, following a decrease of 3.7% in the second quarter, as output slowed at a much faster pace than the compensation of employees. The recent changes in labour productivity and nominal unit labour cost largely reflect base effects from the second quarter of 2020, when output was much more severely impacted by the COVID-19 lockdown restrictions than employment and remuneration, and should thus be interpreted with circumspection.

Prices[8]

8 Unless stated to the contrary, all rates mentioned in this section reflect year-on-year changes.

Domestic inflationary pressures increased in recent months, with both headline consumer and final manufactured producer price inflation accelerating to above the midpoint of the inflation target range. This largely reflected a surge in fuel and raw material prices as well as higher food and electricity prices. Most notable was the pronounced increases in the prices of intermediate manufactured producer goods thus far in 2021 as the prices of especially fabricated iron and steel as well as chemicals and plastics soared.

Producer and consumer prices

Percentage change over 12 months


Intermediate manufactured goods producer price index
Final manufactured goods producer price index
Headline consumer goods and services price index
21
18
15
12
9
6
3
0
-3
2016
2017
2018
2019
2020
2021

---- Midpoint of the inflation target range (4.5%)

Source: Stats SA

Headline consumer price inflation accelerated to 5.0% in September and October 2021 as the statistical base effects of the lockdown-induced imputations during 2020 gradually dissipated, following an initial moderation to 4.6% in July, from 5.2% in May 2021. Final manufactured producer price inflation accelerated from a low of 0.3% in May 2020 to 8.1% in October 2021 due to significant increases in fuel and food prices. Intermediate manufactured goods price inflation accelerated for the 13th consecutive month, from 3.0% in September 2020 to an all-time high of 20.4% in October 2021, mainly reflecting supply chain disruptions and increased demand as the global economic recovery gathered momentum.

The quickening in both headline consumer and producer price inflation resulted largely from higher fuel prices as international crude oil prices increased markedly, and to a lesser extent from higher food prices. The average monthly price of Brent crude oil increased by 348% to US$83.70 per barrel in October 2021, from a low of US$18.68 per barrel in April 2020. The higher oil price reflected increased global demand which was not fully met by increased supply as economic activity recovered in advanced economies, following progress with COVID-19 vaccination. This also resulted in a surge in final manufactured producer coal and petroleum product price inflation, to its highest level of 31.2% in May 2021 since December 2011, before moderating slightly to 26.4% in October. Likewise, consumer fuel price inflation accelerated to 37.4% in May 2021 – its highest rate in 13 years – before decelerating to 23.1% in October.

Most other measures of producer price inflation also quickened thus far in 2021. Electricity and water price inflation accelerated markedly to 23.3% in September, with the acceleration in producer electricity price inflation contributing 22.6 percentage points, while water price inflation added only 0.7 percentage points. Producer price inflation for agriculture, forestry and fishing products also initially accelerated to 13.3% in June 2021 due to the higher prices of agricultural products, particularly of crops and horticulture as well as milk, eggs and other animal products. This rate of increase then moderated to 8.6% in October 2021.

Producer price inflation for mining products almost doubled, from 10.8% in April 2021 to 20.6% in June, mainly due to increases in the prices of non-ferrous metal ores as well as coal and gas products. Subsequently, this rate of increase moderated to 4.8% in October 2021, reflecting dissipating base effects and the tapering off in commodity prices of late.

Producer and consumer fuel prices


Percentage change over 12 months
40
30
20
10
0
-10
-20
-30
Final manufactured producer coal and petroleum product price index
Consumer fuel price index
2016
2017
2018
2019
2020
2021

Source: Stats SA

The acceleration in headline consumer price inflation to 5.0% in October 2021 marks the sixth consecutive month above the midpoint of the inflation target range of 4.5%. Soaring international crude oil prices, staff shortages and the lack of sufficient land transportation in some countries as well as shortages of both cargo ships and containers have added to global price pressures, as supply chains remain severely disrupted. However, apart from fuel and food prices, these global inflationary pressures have thus far not spilled over to domestic consumer price inflation. With fuel prices already at record-high levels, the contribution thereof to headline inflation could increase further, following the decision by the Organization of the Petroleum Exporting Countries Plus (OPEC+) to increase oil supplies only gradually.

Headline consumer prices


Percentage change over 12 months
9
8
7
6
5
4
3
2
1
0
-1
Goods
Total
Services
2016
2017
2018
2019
2020
2021

---- Midpoint of the inflation target range (4.5%)

Source: Stats SA

Consumer goods price inflation accelerated sharply for five consecutive months to 8.0% in May 2021, before moderating across a broad range of product categories to 7.1% in September and October. The slight deceleration in non-durable goods price inflation resulted largely from the slowdown in fuel price inflation, from 37.4% to a still elevated 23.1% over this period, although countered by an acceleration in food and electricity price inflation.

Main contributions to non-durable goods price inflation



Percentage points
Percentage change over 12 months
Non-durable goods (100%)
Electricity (11%)
Food (49%)
Fuel (13%)
12
10
8
6
4
2
0
-2
-4

Numbers in brackets indicate weight in non-durable goods price index.

Selected non-durable goods prices



Percentage change over 12 months
Electricity
Food
Fuel (right-hand scale)
17
15
13
11
9
7
5
3
1
50
40
30
20
10
0
-10
-20
-30
2017
2018
2019
2020
2021

Source: Stats SA

Durable goods price inflation also decelerated, from 5.0% in May 2021 to 3.7% in October, as especially new vehicles price inflation slowed from 6.7% to 5.0% over this period. By contrast, semi-durable goods price inflation accelerated marginally from a muted 1.0% in March 2021 to 2.3% in October. Most of Stats SA's price imputations during the initial COVID-19 lockdown were for durable and semi-durable products, and these are not affecting inflation calculations anymore.

Underlying consumer goods price inflation[9] has remained well below the midpoint of the inflation target range since March 2017. The deceleration in underlying goods price inflation, from 4.1% in May 2021 to 3.3% in October, largely reflected the fading of base effects from the price imputations.

9 This represents the total consumer goods price basket, excluding the more volatile food and non-alcoholic beverages, fuel and electricity prices.

Consumer services price inflation moderated to 2.6% in March 2021 – its lowest rate in 15 years. This was mainly due to historically low housing rental price inflation (accounting for almost a third of the consumer services price basket) as weak demand suppressed the pace of increase in rent. Overall services price inflation subsequently accelerated marginally to 3.0% in October 2021, as price inflation for both actual rentals for housing and owners' equivalent rent quickened slightly. Higher prices of restaurant and hotel services as well as for public road transportation also contributed to increased services price pressures in recent months. This reflected the gradual easing of lockdown restrictions which raised demand for these services as well as the impact of higher fuel prices. In addition, inflation in domestic worker wages almost doubled, from a low of 1.3% in June and July 2021 to 2.4% in October.

Consumer services prices


Percentage change over 12 months
8
7
6
5
4
3
2
1
0
-1
2016
2017
2018
2019
2020
2021
Restaurants and hotels
Total
Owners' equivalent rent
Actual rentals for housing

---- Midpoint of the inflation target range (4.5%)

Source: Stats SA

Domestic food price inflation has remained elevated but moderated somewhat at the agricultural, manufacturing and consumer level most recently. Agricultural producer food price inflation accelerated to a high of 17.4% in June 2021 as price inflation accelerated in all categories, except for cereals and other crops, which moderated marginally. This in part also reflected higher international agricultural commodity prices. Thereafter, this rate of increase moderated to 10.2% in October 2021. Manufactured producer food price inflation decelerated to 6.5% in October 2021, from 8.1% in March as price inflation slowed across a broad range of categories.

Consumer food price inflation decelerated somewhat from a recent high of 7.4% in August 2021 to 6.7% in October, following an upward trend of more than two years. This reflected a deceleration in seven of the nine food price categories which outweighed accelerations in the remaining two. In addition, the seasonally adjusted and annualised quarter-to-quarter rate of increase in consumer food prices decelerated notably, from a high of 10.1% in the second quarter of 2021 to 5.5% in the third quarter, suggesting that a peak in consumer food price inflation may have been reached.

Producer and consumer food prices


Percentage change over 12 months
15
12
9
6
3
0
-3
-6
30
24
18
12
6
0
-6
-12
2016
2017
2018
2019
2020
2021
Consumer food price index
Final manufactured producer food price index
Agricultural producer food price index (right-hand scale)

Source: Stats SA

The Food and Agriculture Organization (FAO) of the United Nations' Food Price Index increased for a fourth successive month in November 2021. However, the year-on-year rate of increase moderated from a high of 40.6% in May to 27.3% October. The monthly increase in November 2021 resulted primarily from higher prices of cereals and dairy products, while meat and vegetable oil prices receded somewhat. Cereal price inflation remained elevated at 23.2% in November 2021. Wheat prices increased for a fifth successive month to their highest level since May 2011 amid strong global demand and tight supplies. Maize and barley prices also increased further in November 2021, while rice prices remained broadly unchanged.

Price increases of international food in rand terms initially remained subdued but then soared alongside the depreciation in the exchange value of the rand from the third quarter of 2021. The rate of increase of the FAO Food Price Index in rand terms accelerated significantly, from 2.4% in April 2021 to 27.0% in November, while that of cereals accelerated from -1.8% to 23.0% over the same period. Despite elevated international food price inflation, good global and domestic harvest prospects augur well for containing domestic consumer food price inflation in the months ahead.

After receding to a multi-year low in February 2021, *underlying inflationary pressures* increased steadily in subsequent months but nevertheless remained well contained within an environment of subdued consumer demand. When excluding the impact of food, non-alcoholic beverages and fuel prices from headline consumer prices, underlying inflation accelerated from 2.8% in February 2021 to 3.8% in September and October, following the marked quickening in electricity price inflation.

Headline and underlying measures of consumer prices


Percentage change over 12 months
8
7
6
5
4
3
2
1
Headline CPI
Headline CPI excluding food* and fuel
Headline excluding food*, fuel and electricity
2016
2017
2018
2019
2020
2021

---- Midpoint of the inflation target range (4.5%)

* Food includes non-alcoholic beverages

Source: Stats SA

The SARB's preferred measure of core inflation (also excluding electricity prices) remained below the midpoint of the inflation target range for 42 successive months up to October 2021. Core inflation also gradually accelerated from a record low of 2.5% in March 2021 to 3.2% in September and October as services price inflation quickened and the disinflationary impact of the price imputations faded.

Movements in *administered prices* largely mirrored the marked fluctuations in domestic fuel prices in response to changes in the prices of international crude oil. Administered price inflation decelerated from a high of 12.5% in May 2021 to 9.1% in July as fuel price inflation slowed from 37.4% to 15.2%. Administered price inflation then quickened again to 11.2% in October 2021, when fuel price inflation accelerated anew to 23.1%. When excluding fuel prices, administered

price inflation still accelerated, from 4.7% in June 2021 to 6.9% in October, reflecting the notably higher electricity price inflation, which accelerated from 6.3% to 14.0% over this period, following the implementation of Eskom's annual tariff increase by municipalities. However, when excluding both fuel and electricity prices, administered price inflation gradually decelerated throughout 2021 to only 3.3% in October, indicating that the current inflationary pressures emanating from administered prices are not broad-based.

Administered prices


Percentage change over 12 months
16
14
12
10
8
6
4
2
0
2016
2017
2018
2019
2020
2021
Electricity
Water
Education
Total excluding fuel and electricity
---- Midpoint of the inflation target range (4.5%)

Source: Stats SA

10 These inflation expectations were measured by the *Survey of Inflation Expectations*, conducted by the BER in the third quarter of 2021.

Average headline CPI inflation expectations[10] for 2021, 2022 and 2023 remained unchanged in the survey conducted in the third quarter of 2021, compared with the outcome of the previous survey. Minor upward adjustments in the expectations of business representatives counteracted the downward revisions by those of financial analysts and trade union representatives. Headline CPI inflation is still expected to average 4.2% in 2021, and then to increase to 4.4% in 2022 and 4.5% in 2023. Encouragingly, all three respondent groups expect inflation to remain largely anchored at the midpoint of the inflation target range, with only the expectations of business representatives moving above the midpoint in the outer years.

Headline consumer price inflation expectations

Per cent, as surveyed in the third quarter of 2021

Average inflation expected for:	Financial analysts	Business representatives	Trade union representatives	All surveyed participants
2021	4.3	4.4	3.9	4.2
2022	4.4	4.8	4.1	4.4
2023	4.4	5.0	4.1	4.5
Five years ahead	4.3	5.1	4.3	4.6

Source: BER

Inflation expectations and headline consumer prices


Per cent
Percentage change over 12 months
Five years ahead
Two years ahead
One year ahead
Current year
Headline CPI (right-hand scale)
2016
2017
2018
2019
2020
2021

---- Midpoint of the inflation target range (4.5%)

Sources: BER and Stats SA

Average five-year-ahead inflation expectations were projected at 4.6% in the third-quarter 2021 survey, slightly above the midpoint of the inflation target range, and unchanged from the previous survey.

Household inflation expectations and headline consumer price index


Per cent
Percentage change over 12 months
Household inflation expectations
Headline consumer prices (right-hand scale)
2016
2017
2018
2019
2020
2021

---- Midpoint of the inflation target range (4.5%)

Sources: BER, and Stats SA

Household inflation expectations edged higher to 5.1% and 5.6% in the second and third quarter of 2021 respectively, after moderating for three consecutive quarters from an expectation of 6.2% in the second quarter of 2020 to only 5.0% in the first quarter of 2021. Household inflation expectations have more recently moved higher than those of the other respondent groups as official consumer price inflation accelerated.

External economic accounts

11 Unless stated to the contrary, the current account transaction flows referred to in this section are all seasonally adjusted and annualised.

Current account[11]

The contraction in the volume of South Africa's merchandise exports in the third quarter of 2021 outpaced that of global trade. The value of South Africa's merchandise and net gold exports also declined in the third quarter of 2021, while that of merchandise imports remained broadly unchanged.

Volume of merchandise exports


Index: first quarter of 2016 = 100
140
130
120
110
100
90
80
70
60
South Africa*
Global

Value of South Africa's merchandise exports and imports


R billions
2 000
1 800
1 600
1 400
1 200
1 000
800
Exports*
Imports
2016
2017
2018
2019
2020
2021

*Including gold
Seasonally adjusted and annualised
Sources: CPB Netherlands Bureau for Economic Policy Analysis, Stats SA and SARB

South Africa's trade surplus therefore narrowed noticeably from R582 billion in the second quarter of 2021 to a still large surplus of R455 billion in the third quarter. The decrease in the value of merchandise exports reflected lower volumes, with the sideways movement in the value of merchandise imports showing the offsetting effect of higher prices and lower volumes. The narrowing of the trade surplus exceeded that of the deficit on the services, income and current transfer account in the third quarter of 2021. Hence, the surplus on the current account of the balance of payments narrowed from R311 billion (5.1% of GDP) in the second quarter of 2021 to R226 billion (3.6% of GDP) in the third quarter.

Current account of the balance of payments

R billions, seasonally adjusted and annualised

	2020			2021		
	Q3	Q4	Year	Q1	Q2	Q3
Merchandise exports	1 358	1 466	1 286	1 614	1 796	1 665
Net gold exports	129	128	108	107	100	105
Merchandise imports	-1 036	-1 189	-1 105	-1 270	-1 315	-1 316
Trade balance	**450**	**405**	**289**	**451**	**582**	**455**
Net service, income and current transfer payments	-162	-219	-180	-190	-271	-228
Balance on current account	**288**	**186**	**110**	**261**	**311**	**226**
As a percentage of gross domestic product						
Trade balance	8.1	6.9	5.2	7.5	9.5	7.3
Services balance	-1.2	-1.1	-0.8	-1.2	-1.1	-1.0
Income balance	-0.9	-1.7	-1.7	-1.0	-2.7	-2.2
Current transfer balance	-0.8	-1.0	-0.8	-0.9	-0.6	-0.5
Balance on current account	**5.1**	**3.2**	**2.0**	**4.3**	**5.1**	**3.6**

Components may not add up to totals due to rounding off.

Sources: Stats SA and SARB

Current account of the balance of payments


R billions
700
600
500
400
300
200
100
0
-100
-200
-300
Trade balance
Balance on services, income and current transfer account
400
300
200
100
0
-100
-200
-300
Per cent
8
6
4
2
0
-2
-4
-6
Balance on current account
Current account to GDP (right-hand scale)
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The value of merchandise exports contracted by 7.3% in the third quarter of 2021 as manufacturing, mining and agricultural exports declined. Manufacturing exports decreased the most, weighed down by vehicles and transport equipment, chemical products as well as textiles and articles thereof. This largely reflected the impact of the July 2021 cyberattack on national port operations and the declaration of *force majeure* by Transnet. The number of vehicles exported declined sharply by 47.7%, from around 89 000 in the second quarter of 2021 to about 47 000 in the third quarter (not seasonally adjusted or annualised), according to naamsa | The Automotive Business Council. The decline in chemical exports reflected base effects, following a sharp increase in the second quarter.

The value of mining exports decreased in the third quarter of 2021, following increases since the third quarter of 2020. This reflected a sharp contraction in the value of PGMs as the prices of these metals declined markedly over the period. This outweighed increases in the export values of mineral products as well as base metals and articles thereof. The higher value of base metals reflected increased ferrochromium exports. Over the same period, the value of agricultural exports also declined, weighed down by decreases in vegetable products as well as live animals and animal products.

Value of merchandise exports*


R billions
2 000
1 750
1 500
1 250
1 000
750
500
250
0
600
500
400
300
200
100
0
160
140
120
100
80
60
40
20
0
Agriculture (right-hand scale)
Mineral products
Chemical products (right-hand scale)
Platinum group metals
Vehicles and transport equipment
2016
2017
2018
2019
2020
2021

* Excluding gold
Seasonally adjusted and annualised
Sources: Stats SA and SARB

The United States (US) dollar price of a basket of domestically produced non-gold export commodities fell by 11.9% in the third quarter of 2021, following a sharp increase since the third quarter of 2020. Decreases were noted in the prices of PGMs, iron ore and copper over the same period. The global shortage of semiconductors disrupted vehicle production and reduced the demand for autocatalytic converters, which lowered the demand for PGMs and contributed to a decline in the prices thereof. Iron ore and copper prices declined mainly due to weaker

growth in manufacturing production, following curbs on Chinese steel output to reduce carbon emissions and energy use. On the supply side, the price of iron ore was also impacted by recent production improvements at the world's two biggest suppliers, following earlier weather disruptions in Australia and renewed COVID-19 outbreaks in Brazil. By contrast, the price of coal increased markedly in the third quarter of 2021, owing to supply constraints, while nickel prices increased, following a recovery in production after earlier supply concerns as two Russian mines were affected by floods.

International prices of selected South African export commodities*



US dollar index: first quarter of 2016 = 100
450
400
350
300
250
200
150
100
50
Iron ore
South African export commodity basket (excluding gold)
Coal
Nickel
Copper
Platinum
4 500
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
Rhodium
Palladium
2016
2017
2018
2019
2020
2021

*Quarterly average prices

Sources: Afriforesight, World Bank and SARB

The rand price of merchandise exports, which has been rising since the first quarter of 2019, increased slightly further by 0.2% in the third quarter of 2021. Over the same period, the volume of merchandise exports decreased by 7.4%.

The average US dollar price of gold on the London market declined by 1.4%, from US$1 815 per fine ounce in the second quarter of 2021 to US$1 790 per fine ounce in the third quarter. The price of gold was weighed down by, among other factors, lower investment demand amid rising US bond yields as well as a stronger US dollar. According to the World Gold Council, demand for gold fell by 12.7%, from 951 tons in the second quarter of 2021 to 831 tons in the third quarter, as holdings of gold-backed exchange traded funds (ETFs) experienced net outflows of about 27 tons in the third quarter.

The average realised rand price of net gold exports increased by 2.2% in the third quarter of 2021, as the exchange value of the rand depreciated over this period. This, together with the higher physical quantity of net gold exports, lifted the value of these exports by 4.7% in the third quarter of 2021.

Gold price

Index: January 2016 = 100


US dollar
Rand
200
175
150
125
100
75
2016
2017
2018
2019
2020
2021

Sources: Reuters and SARB

The value of merchandise imports remained broadly unchanged in the third quarter of 2021, as the decline in agricultural imports was fully countered by the increase in imported mining and manufactured products. The slight increase in mining imports could be attributed to a recovery in crude oil imports and a further increase in other mineral products, especially diesel. This fully balanced the contraction in the imports of base metals and articles thereof, following a robust increase in the second quarter. The decline in the volume of crude oil imports during the past year or so has necessitated increased levels of refined petroleum imports, mainly due to the decommissioning of some refineries.

Value of merchandise imports

R billions


1 400
1 200
1 000
800
600
400
200
0
350
300
250
200
150
100
90
85
80
75
70
65
60
55
50
Base metals and articles thereof (right-hand scale)
Mineral products
Vehicle and transport equipment
Chemical products
Agriculture (right-hand scale)
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The value of crude oil imports increased by 17.7% in the third quarter of 2021 due to an increase in both the price and physical quantity thereof. The average realised rand price of crude oil imports increased by 13.8%, from R941 per barrel in the second quarter of 2021 to R1 071 per barrel in the third quarter.

Value of mineral imports


R billions
300
250
200
150
100
50
0
Total
Refined petroleum products
Crude oil
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The spot price of Brent crude oil fluctuated widely during the third quarter of 2021, with the average monthly price rising in July, before decreasing in August. The decline in August reflected a slowdown in demand from Asia, particularly China, as well as rising volumes of unsold crude oil cargo for August and September loading. However, the price rebounded in September 2021 supported by, among other factors, a recovery in demand along with the easing of COVID-19 restrictions in several Asian economies as well as supply disruptions related to Hurricane Ida, which affected the key US Gulf Coast oil producing region. On balance, the spot price of Brent crude oil increased by 6.9% to US$73.47 per barrel in the third quarter of 2021, from an average of US$68.70 per barrel in the second quarter. The price increased sharply further in October 2021 to a monthly average of US$83.70 per barrel, supported by an increase in substitute demand due to higher gas and coal prices as well as supply concerns, following the weather-related damage to oil infrastructure in the Gulf of Mexico.

Brent crude oil price


US dollar per barrel
90
80
70
60
50
40
30
20
10
0
2016
2017
2018
2019
2020
2021

Sources: Reuters and SARB

The value of manufacturing imports moved broadly sideways in the third quarter of 2021. The import values of vehicles and transport equipment, articles of cement and stone as well as processed food and beverages declined over the period. These were fully countered by the higher value of other imported manufactured products, especially of chemical products, which was underpinned by increased imports of fertilisers and pharmaceutical products.

The volume of merchandise imports, which declined slightly in the second quarter of 2021, contracted further by 4.0% in the third quarter. Consequently, the import penetration ratio (i.e. real merchandise imports as a ratio of GDE) decreased from 23.1% in the second quarter of 2021 to 22.3% in the third quarter.

The depreciation in the exchange value of the rand, together with higher international crude oil prices, caused the rand price of merchandise imports to increase by 4.2% in the third quarter of 2021. Consequently, given the muted increase in the rand price of merchandise exports, South Africa's terms of trade deteriorated in the third quarter of 2021.

Terms of trade*


Index: 2015 = 100
135
130
125
120
115
110
105
100
95
2016
2017
2018
2019
2020
2021

* Including gold

Sources: Stats SA and SARB

The shortfall on the services, income and current transfer account decreased significantly, from R271 billion in the second quarter of 2021 to R228 billion in the third quarter, while narrowing as a ratio to GDP, from 4.4% to 3.7%. However, the deficit as a ratio of GDP in the third quarter of 2021 was still marginally larger than the longer-term average of 3.4%, as from the first quarter of 2010. The smaller deficit in the third quarter of 2021 resulted from smaller deficits on all three sub-accounts, with the deficit on the income account narrowing the most.

The services deficit narrowed further in the third quarter of 2021, despite an increase in both gross services receipts and payments. The lower deficit resulted from an increase in gross travel receipts as the number of foreign tourists visiting South Africa increased steadily from the exceptional low levels in 2020 amid the COVID-19 pandemic. Higher gross receipts from passenger fares further supported the improvement in the services deficit. Both gross travel payments and passenger transportation payments also continued to increase as travel restrictions were eased alongside the continued roll-out of vaccines.

The smaller income deficit in the third quarter of 2021 resulted from a decrease in net dividend payments as gross dividend receipts increased more than payments. Both gross dividend payments and receipts increased substantially to all-time highs in the third quarter, as many domestic and foreign-based entities resumed dividend declarations amid high commodity prices, which boosted the profits of mining companies in particular. Gross interest payments, which declined marginally in the third quarter of 2021, contributed to the narrowing of the deficit on the services, income and current transfer account. However, gross interest payments increased by 5.5% compared with the corresponding quarter of the previous year.

Net services, income and current transfer payments


R billions
50
0
-50
-100
-150
-200
-250
-300
Services
Income
Current transfers
2016
2017
2018
2019
2020
2021

Seasonally adjusted and annualised
Sources: Stats SA and SARB

Net current transfer payments decreased in the third quarter of 2021 as the increase in gross current transfer receipts outweighed that in gross current transfer payments.

Financial account

The net outflow of capital on South Africa's financial account of the balance of payments (excluding unrecorded transactions) more than halved to R32.5 billion in the third quarter of 2021, from R109.6 billion in the second quarter. On a net basis, direct investment and other investment recorded inflows, while portfolio investment, financial derivatives and reserve assets registered further outflows. Net financial account outflows as a ratio of GDP decreased from 7.1% in the second quarter of 2021 to 2.1% in the third quarter.

Net financial transactions

R billions

	2020			2021		
	Q3	Q4	Year	Q1	Q2	Q3
Change in liabilities						
Direct investment	-12.2	16.0	51.1	6.1	17.4	557.9
Portfolio investment	-39.5	24.1	-159.3	-6.4	-0.1	-370.9
Financial derivatives	-76.1	-69.6	-335.7	-79.9	-56.0	-57.1
Other investment	45.2	-42.4	16.9	-12.3	-29.2	85.4
Change in assets						
Direct investment	-10.9	33.2	32.5	11.3	3.0	-3.5
Portfolio investment	-38.7	-36.0	46.6	-39.6	-71.0	-248.0
Financial derivatives	78.7	69.8	324.7	75.3	54.9	55.3
Other investment	12.1	-58.9	-163.5	-29.3	-4.7	-1.3
Reserve assets	-15.2	5.1	54.2	10.3	-23.9	-50.4
Total identified financial transactions*	-56.5	-58.9	-132.7	-64.7	-109.6	-32.5
As a percentage of gross domestic product	*-4.0*	*-3.9*	*-2.4*	*-4.4*	*-7.1*	*-2.1*

* Excluding unrecorded transactions. Components may not add up to totals due to rounding off.
Inflow(+)/outflow(-)

Source: SARB

Foreign-owned assets in South Africa

South Africa's direct investment liability inflows increased from R17.4 billion in the second quarter of 2021 to a substantial R557.9 billion in the third quarter, as among others, Prosus N.V. acquired about 45% of Naspers Ltd from the existing Naspers Ltd shareholders.

Portfolio investment liabilities increased from a revised outflow of R0.1 billion in the second quarter of 2021 to a significant outflow of R370.9 billion in the third quarter. Substantial net sales of equities of R362.0 billion in the third quarter of 2021 can, among others, be attributed to non-resident investors exchanging shares held in Naspers Ltd for Prosus N.V. shares. Non-residents disposed of debt securities of R8.9 billion in the third quarter of 2021, following revised net purchases of R22.0 billion in the second quarter. Net sales of domestic rand-denominated bonds were partially countered by a US$500 million bond issued by a public corporation.

Other investment liabilities reverted from a revised outflow of R29.2 billion in the second quarter of 2021 to an inflow of R85.4 billion in the third quarter, as the IMF allocated Special Drawing Rights (SDR) of XDR2.9 billion to South Africa. The inflow in the third quarter of 2021 also reflected non-resident deposits at the domestic banking sector as well as the drawdown of foreign loans by the domestic banking and the private non-banking sectors.

Other investment flows


R billions
120
100
80
60
40
20
0
-20
-40
-60
-80
-100
-120
Liabilities
Assets
Net
2016
2017
2018
2019
2020
2021

Source: SARB

South African-owned assets abroad

The change in South Africa's direct investment assets reverted to an outflow of R3.5 billion in the third quarter of 2021, from an inflow of R3.0 billion in the second quarter as domestic parent entities increased equity investment in non-resident subsidiaries. This was partly countered as domestic direct investors received debt repayments from non-resident enterprises.

South African residents' acquisition of foreign portfolio assets increased significantly to R248.0 billion in the third quarter of 2021, from an acquisition of R71.0 billion in the preceding quarter as, among others, resident investors exchanged Naspers Ltd shares for Prosus N.V. shares. In addition, the domestic private banking and non-banking sectors acquired foreign debt securities from non-residents.

Other investment assets recorded a smaller outflow of R1.3 billion in the third quarter of 2021, following an outflow of R4.7 billion in the second quarter, as the private non-banking sector acquired assets abroad. This was partly offset by non-residents' repayment of short-term loans to the domestic banking sector.

Box 1 Developments in the financial account of the balance of payments in the third quarter of 2021[1, 2]

South Africa's financial account[3] of the balance of payments was significantly impacted in August 2021 by both the Naspers Ltd and Prosus N.V. share exchange[4] and the Special Drawing Rights (SDR)[5,6] allocation to member countries by the International Monetary Fund (IMF).

While the Naspers Ltd and Prosus N.V. share exchange on its own did not result in large cross-border flows, the financial account's functional categories[7] were significantly impacted, with some recording their largest ever absolute transaction values. However, secondary market trading resulted in cross-border transactions in Naspers Ltd and Prosus N.V. shares in the third quarter of 2021 as investors rebalanced their portfolios due to the change of the weights of these entities in share indices.

The Naspers Ltd and Prosus N.V. share exchange involved the acquisition by Prosus N.V. (a Netherlands domiciled company) of Naspers Ltd N ordinary shares (a South African domiciled company), held by resident and non-resident shareholders in exchange for Prosus N.V. ordinary shares N. This share exchange therefore impacted the direct and portfolio investment liabilities and portfolio investment assets functional categories.

Selected financial account functional categories in the third quarter of 2021


R billions
600
500
400
300
200
100
0
-100
-200
-300
-400
Liabilities
Assets
Direct investment
Liabilities
Assets
Portfolio investment
Liabilities
Assets
Other investment
Reserve assets
Balance on financial account

Source: SARB

Direct investment liabilities increased substantially, with Prosus N.V. acquiring about 45% of Naspers Ltd N ordinary shares from existing Naspers Ltd shareholders. With the shareholding of Prosus N.V. in Naspers Ltd exceeding 10%, the acquisition is classified as a direct investment transaction.

Portfolio investment liabilities declined as non-resident investors exchanged Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N, that is, the exchange of non-resident holdings in a resident entity for holdings in a non-resident entity. Portfolio investment assets increased as resident investors exchanged Naspers Ltd N ordinary shares for Prosus N.V. ordinary shares N, that is, the exchange of resident holdings in a resident entity for holdings in a non-resident entity.

---

1 The compilation of South Africa's external accounts adheres to the guidelines of the Balance of Payments and International Investment Position Manual, sixth edition (BPM6) of the International Monetary Fund (IMF), available at https://www.imf.org/external/pubs/ft/bop/2007/bopman6.htm

2 This box relates to the statistics published on pages S–84, S–85, S–94, S–95 and S–110 in this edition of the *Quarterly Bulletin*.

3 The financial account records transactions in financial assets and liabilities between residents and non-residents.

4 For the announcement, see https://www.businesswire.com/news/home/20210512005395/en/Prosus-and-Naspers-Announce-Intention-for-Prosus-to-Make-a-Voluntary-Share-Exchange-Offer-to-Naspers-

5 For the announcement, see https://www.imf.org/en/News/Articles/2021/07/30/pr21235-imf-governors-approve-a-historic-us-650-billion-sdr-allocation-of-special-drawing-rights

6 The IMF creates SDR, which are held by the monetary authorities of member countries as part of their reserve assets.

7 The functional categories are the primary classification used for each financial transaction in the balance of payments and consist of direct, portfolio and other investments as well as financial derivatives and reserve assets.

The IMF's general SDR allocation[8] of XDR456.5 billion (US$650 billion) in the third quarter of 2021 was the largest in history, with about XDR190 billion allocated to emerging and developing countries. This followed an allocation of XDR182.7 billion in the third quarter of 2009. The recent allocation will create fiscal space, help to step up the COVID-19 response and support the economic recovery. Member countries can either hold the SDR as part of official reserves or convert it into any of the five SDR basket currencies.[9]

South Africa's SDR allocation in the third quarter of 2021 amounted to XDR2.9 billion (R62.6 billion) and was included as an increase in the other investment[10] liabilities (capital inflow) and as an increase in the reserve assets[11] (capital outflow) functional categories of the financial account of the balance of payments. The increase in the level of the gross gold and foreign exchange reserves of the South African Reserve Bank (SARB) can be attributed to the SDR allocation.

Gross gold and foreign exchange reserves of the SARB*

Millions

	US dollar			Rand		
	31 Jul 2021	31 Aug 2021	Change	31 Jul 2021	31 Aug 2021	Change
Gold reserves	7 386	7 303	-83	107 176	106 182	-994
SDR holdings**	3 431	7 589	4 158	49 927	110 349	60 417
Other foreign exchange reserves	43 667	43 516	-151	635 379	632 720	-2 653
Gross reserves	54 464	58 408	3 944	792 482	849 251	56 770
XDR/USD and USD/Rand exchange rate	1.4288	1.4243	-0.3%	14.5505	14.5400	-0.1%

* The gross gold and foreign exchange reserves statistics are published on page S–110 in this edition of the *Quarterly Bulletin*.
** SDR holdings in the table and on page S–110 in this edition of the *Quarterly Bulletin* are different from those published in the SARB's Statement of Assets and Liabilities and Information notice on the official gold and foreign exchange reserves of the SARB on a monthly frequency. The difference can be attributed to the inclusion of call and equity components of SDR in this table and on page S–110.

Source: SARB

8 A general allocation of SDR must be consistent with the objective of meeting the long-term global need to supplement existing reserve assets. It must also receive broad support from the IMF's membership (an allocation requires approval by the Board of Governors with an 85% majority of the total voting power of the members in the SDR Department). Once agreed, the allocation is distributed to member countries in proportion to their quota shares at the IMF.

9 US dollar, euro, Chinese renminbi, Japanese yen and British pound.

10 Other investment is a functional category that includes positions and transactions other than those included in direct and portfolio investment as well as financial derivatives.

11 Reserve assets are those external assets that are readily available to, and controlled by, the monetary authorities for meeting balance of payments financing needs.

Foreign debt

South Africa's total external debt increased from US$164.7 billion at the end of March 2021 to US$170.6 billion at the end of June. However, in rand terms, South Africa's total external debt decreased marginally from R2 444 billion to R2 441 billion over the same period.

Foreign currency-denominated external debt decreased from US$82.6 billion at the end of March 2021 to US$81.4 billion at the end of June. This was due to a decline in long-term loans of the private non-banking sector as well as loans and advances of the domestic banking sector, which was only partially countered by a US$1 billion loan by national government from the New Development Bank.

Foreign debt


US$ billions
Foreign currency-denominated
Rand-denominated
Total (right-hand scale)
Per cent
Debt to export earnings
Debt to GDP (right-hand scale)
2016
2017
2018
2019
2020
2021

Source: SARB

Foreign debt of South Africa

US$ billions at end of period

	2020				2021	
	Q1	Q2	Q3	Q4	Q1	Q2
Foreign currency-denominated debt	**92.1**	**90.3**	**89.2**	**87.1**	**82.6**	**81.4**
Debt securities	32.2	31.4	30.2	29.2	27.6	27.6
Other	59.9	58.9	59.0	57.9	55.0	53.8
Public sector	10.5	10.9	15.8	15.9	16.0	17.1
Monetary sector	19.7	17.5	16.4	16.3	15.4	14.4
Non-monetary private sector	29.7	30.5	26.8	25.7	23.6	22.3
Rand-denominated debt	**63.5**	**66.0**	**67.7**	**83.3**	**82.1**	**89.2**
Debt securities	36.9	38.9	40.8	54.3	52.3	59.2
Other	26.6	27.1	26.9	29.0	29.8	30.0
Total foreign debt	**155.6**	**156.3**	**156.9**	**170.4**	**164.7**	**170.6**
As a percentage of gross domestic product	*40.4*	*44.5*	*46.5*	*50.8*	*48.4*	*44.5*
As a percentage of total export earnings	*136.3*	*152.2*	*156.8*	*168.7*	*156.6*	*136.4*

Source: SARB

Rand-denominated external debt, in US dollar terms, increased from US$82.1 billion at the end of March 2021 to US$89.2 billion at the end of June. This can mainly be attributed to an increase in the market value of non-resident bond holdings as well as the net purchases of domestic rand-denominated bonds by non-residents.

Despite the increase in South Africa's total external debt, it decreased as a ratio of GDP, from 48.4% at the end of March 2021 to 44.5% at the end of June. The ratio of external debt to export earnings decreased from 156.6% to 136.4% over the same period.

International investment position

South Africa's positive net international investment position (IIP) decreased from a revised R1 530 billion at the end of March 2021 to R1 459 billion at the end of June, as the value of foreign assets decreased more than foreign liabilities.

South Africa's international investment position


R billions
9 000
8 500
8 000
7 500
7 000
6 500
6 000
5 500
5 000
4 500
4 000
2 500
2 000
1 500
1 000
500
0
-500
Foreign liabilities
Foreign assets
Net IIP (right-hand scale)
2016
2017
2018
2019
2020
2021

Source: SARB

The market value of South Africa's foreign assets (outward investment) decreased by 2.7%, from a revised R8 226 billion at the end of March 2021 to R8 001 billion at the end of June. Foreign assets in the second quarter of 2021 reflected a decrease in all functional categories, except for portfolio investment. The decrease in direct investment resulted mainly from the valuation effects of a decline in the share price of a large dual-listed company with a primary listing abroad. Portfolio investment assets increased as the US Standard & Poor's (S&P) 500 Index increased by 8.2% along with most major international stock market indices. Other investment assets decreased marginally, mainly due to the decline in the rand value of loans extended by the domestic banking sector to non-residents as well as the decrease in foreign deposits of the domestic banking sector. Reserve assets decreased as a result of exchange rate valuations.

The market value of South Africa's foreign liabilities (inward investment) decreased by 2.3%, from a revised R6 696 billion at the end of March 2021 to R6 541 billion at the end of June. This resulted from a decrease in all functional categories, except for direct investment. Direct investment liabilities increased as the net asset value of domestic companies increased in the second quarter. The value of portfolio investment liabilities declined mainly due to a decrease in the value of a large listed South African multinational company, while the FTSE/JSE All-Share Index (Alsi) also declined marginally in the second quarter. The decrease in other investment liabilities was mainly due to the withdrawal of non-resident deposits from the domestic banking sector, which was partly countered by a US$1 billion loan by national government from the New Development Bank.

As a ratio of South Africa's annual GDP, foreign assets decreased from 147.8% at the end of March 2021 to 135.9% at the end of June, while foreign liabilities decreased from 120.3% to 111.1% over the same period. This resulted in a decrease in the positive net IIP to 24.8% of GDP at the end of June 2021.

International reserves and liquidity

South Africa's international reserves increased by R50.4 billion in the third quarter of 2021, following an increase of R23.9 billion in the second quarter.

The US dollar value of South Africa's gross gold and other foreign reserves (i.e. the international reserves of the SARB before accounting for reserves-related liabilities) increased from US$54.5 billion at the end of June 2021 to US$57.1 billion at the end of September, following the IMF's SDR allocation of US$4.2 billion to South Africa. This increase was only slightly offset by foreign exchange payments made on behalf of national government. Gross gold and other foreign reserves increased further to US$57.6 billion at the end of November. South Africa's international liquidity position[12] increased from US$51.4 billion at the end of June 2021 to US$55.0 billion at the end of September, and further to US$55.2 billion at the end of November.

12 This is calculated as the SARB's gross gold and foreign reserves minus foreign-currency denominated liabilities against both domestic and foreign counterparties plus/minus the forward position in foreign currency.

International reserves


US$ billions
Months
60
55
50
45
40
8.5
8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
Gross reserves
International liquidity position
Import cover ratio (right-hand scale)
2016
2017
2018
2019
2020
2021

Source: SARB

The level of import cover (i.e. the value of gross international reserves relative to the value of merchandise imports as well as services and income payments) increased from 5.2 months at the end of June 2021 to 5.5 months at the end of September.

Exchange rates[13]

13 Unless stated to the contrary, all percentage changes in this section are based on the end of the period.

The nominal effective exchange rate (NEER) of the rand decreased by 4.5% in the third quarter of 2021, following an increase of 2.7% in the second quarter. However, the NEER has recovered since the first outbreak of COVID-19, returning to pre-COVID-19 levels by the end of November 2021.

The recovery in the exchange value of the rand has lost some momentum since the end of June 2021. The NEER decreased by 1.9% in July 2021 amid the domestic civil unrest and rising concerns about the impact of COVID-19 outbreaks on the global and domestic economic recovery. A more hawkish US monetary policy stance also negatively affected demand for some emerging market currencies, including the rand. The NEER then increased marginally by 0.1% in August 2021 as the US dollar depreciated against several currencies, following comments by the US Federal Reserve (Fed) that although asset purchases could decrease in 2021, interest rates would not be raised soon. Subsequently, the NEER decreased notably by 2.7% in September

2021 amid a stronger US dollar and a decline in international commodity prices. In addition, concerns regarding developments in Chinese financial markets further increased global risk aversion and weighed on emerging market currencies towards the end of September. These global developments outweighed the positive impact of domestic developments such as a larger-than-expected current account surplus in the second quarter of 2021.

Exchange rates of the rand

Percentage change

	31 Dec 2020 to 31 Mar 2021	31 Mar 2021 to 30 Jun 2021	30 Jun 2021 to 30 Sep 2021	30 Sep 2021 to 30 Nov 2021
Weighted average*	1.0	2.7	-4.5	-5.4
Euro	3.3	2.4	-3.1	-4.0
US dollar	-1.4	3.7	-5.5	-6.1
Chinese yuan	-1.1	2.2	-5.5	-7.5
British pound	-2.2	3.2	-2.7	-5.5
Japanese yen	5.8	3.5	-4.2	-5.2

* Trade-weighted exchange rate against a basket of 20 currencies (nominal effective exchange rate)
Depreciation (-)/appreciation (+)

Source: SARB

Emerging market currencies against the US dollar in 2021

Percentage change from month to month



Brazilian real
Chilean peso
Indian rupee
Indonesian rupiah
Mexican peso
Russian rouble
South African rand
Turkish lira
July
August
September
October
November
25
-26
-8
-6
-4
-2
0
2
4
6

Depreciation (-)/appreciation (+)

Sources: Reuters and SARB

In October 2021, the NEER decreased further by 1.4% amid concerns over rising global inflation, with several emerging markets, including Brazil, Russia, Chile and Mexico tightening monetary policy in response to higher inflation. In addition, concerns regarding a slowdown in Chinese economic growth also weighed on the NEER in October 2021. Domestically, the continuation of scheduled electricity outages and uncertainty surrounding the outcome of the local government elections also weighed on the rand towards the end of October.

The NEER declined further by 4.1% in November 2021 due to the anticipation of tighter monetary policy in the US and Europe. Notably, the loosening of monetary policy in Turkey during November resulted in an almost 25% depreciation of the Turkish lira against the US dollar in the month. The detection of a new COVID-19 variant in South Africa negatively affected investor sentiment towards the rand in November 2021. These developments outweighed the impact of the 25-basis point increase in the repurchase (repo) rate and the positively received *2021 MTBPS* on the rand.

Emerging market currencies against the US dollar



Index: 31 December 2019 = 100
VIX*
Weaker emerging market currency = lower
110
105
100
95
90
85
80
75
70
65
0
10
20
30
40
50
60
70
80
90
Jan
Mar
May
Jul
Sep
Nov
Jan
Mar
May
Jul
Sep
Nov
2020
2021
Indian rupee
Brazilian real
South African rand
VIX* (right-hand inverted scale)
Mexican peso

* The Volatility Index (VIX) is a real-time index that represents the market's expectation of 30-day forward-looking volatility derived from the S&P 500 Index options and was developed by the Chicago Board Options Exchange (CBOE). The VIX provides a measure of market risk and investor sentiment.

Sources: Bloomberg, Reuters and SARB

The real effective exchange rate (REER) of the rand increased by 9.8% between September 2020 and September 2021, mirroring the movement in the NEER and reflecting the decreased competitiveness of domestic producers in foreign markets over this period.

Effective exchange rates of the rand



Index: 2015 = 100
130
120
110
100
90
80
70
Stronger rand = higher
Real effective exchange rate
Nominal effective exchange rate
2016
2017
2018
2019
2020
2021

Source: SARB

Turnover in the South African foreign exchange market

The net average daily turnover[14] in the South African foreign exchange (FX) market increased slightly, from US$15.8 billion in the second quarter of 2021 to US$15.9 billion in the third quarter or by 0.5%, following a decrease of 5.2% in the first quarter. FX transactions against the rand increased from US$11.9 billion in the second quarter of 2021 to US$12.2 billion in the third quarter or by 3.0%. Transactions in third currencies decreased for a second consecutive quarter, from US$3.9 billion to US$3.7 billion or by 7.2% over the same period.

14 This is calculated as the daily average of all new foreign exchange transactions concluded during a specified period, adjusted for local interbank double counting.

Net average daily turnover in the South African foreign exchange market


US$ billions
25
20
15
10
5
0
2016
2017
2018
2019
2020
2021
Total
Transactions in third currencies
Transactions against the rand

Source: SARB

Participation by non-residents in the rand market decreased for a second consecutive quarter, from US$7.4 billion in the second quarter of 2021 to US$7.3 billion in the third quarter. However, the monetary sector's participation increased from US$1.9 to US$2.3 billion and resident participation increased from US$2.6 billion to US$2.7 billion over the same period.

Composition of net average daily turnover in the South African foreign exchange market against the rand, by counterparty


US$ billions
18
16
14
12
10
8
6
4
2
0
2016
2017
2018
2019
2020
2021
Non-residents
Other residents
Monetary sector

Source: SARB

In line with the slight increase in transactions against the rand, the value of swap transactions increased from US$8.2 billion in the second quarter of 2021 to US$8.8 billion in the third quarter. The value of forward transactions, however, decreased from US$1.5 billion to US$1.2 billion over this period, while the value of spot transactions remained unchanged at US$2.2 billion.

Composition of net average daily turnover in the South African foreign exchange market against the rand, by instrument



US$ billions
18
16
14
12
10
8
6
4
2
0
Swap
Forward
Spot
2016
2017
2018
2019
2020
2021

Source: SARB

Participation by non-residents in the market in third currencies declined for a second consecutive quarter, from US$3.5 billion in the second quarter of 2021 to US$3.2 billion in the third quarter. Over the same period, the value of transactions by residents remained unchanged at US$0.2 billion and that of the monetary sector declined from US$0.3 billion to US$0.2 billion.

Composition of net average daily turnover in the South African foreign exchange market in third currencies, by counterparty



US$ billions
8
7
6
5
4
3
2
1
0
Non-residents
Other residents
Monetary sector
2016
2017
2018
2019
2020
2021

Source: SARB

In the market in third currencies, US dollar transactions against the euro declined from US$2.1 billion in the second quarter of 2021 to US$1.9 billion in the third quarter. US dollar transactions against the yen remained unchanged at US$0.1 billion and decreased to less than US$0.1 billion against the Swiss franc. Transactions of the US dollar against the pound sterling remained unchanged at US$1.0 billion, while US dollar transactions against other currencies decreased from US$0.6 billion to US$0.5 billion over this period.

Composition of net average daily turnover in the South African foreign exchange market in third currencies, by US dollar against foreign currencies


US$ billions
8
7
6
5
4
3
2
1
0
2016
2017
2018
2019
2020
2021
Swiss franc
Japanese yen
Other
Pound sterling
Euro

Source: SARB

Monetary developments, interest rates and financial markets

Money supply

Growth in the broadly defined money supply (M3) accelerated in the third quarter of 2021, after slowing sharply in the first half of the year. During the third quarter, M3 was supported by relatively stable growth in household deposits and an about-turn of the pronounced contraction in the deposits of financial companies. On a seasonally adjusted and annualised basis, growth in M3 accelerated notably to 7.1% in the third quarter of 2021 from 1.0% in the second quarter. However, the third quarter 2021 rebound in M3 was overshadowed by growth in nominal GDP on a year-on-year basis.

Money supply and gross domestic product


Year-on-year percentage change
28
24
20
16
12
8
4
0
-4
-8
-12
-16
M3
Nominal GDP
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

The increase in the deposit holdings of the household sector in the third quarter of 2021 reflected, among other things, the winding up and closure of a large money market fund and sustained relative attractive interest rates, which lured depositors. Growth in the deposit holdings of households accordingly accelerated from 7.5% in May 2021 to 8.0% in October. Year-on-year growth in corporate deposits rebounded from contractions in the five months to August to an increase of 1.7% in September 2021, followed by some moderation to 0.5% in October. In the first half of 2021, the deposit holdings of financial companies contracted as the closure of a money market fund affected the availability of funds for deposits and as funds were reallocated to alternative investments in the low interest rate environment. Subsequently, the rate of contraction in the deposit holdings of financial companies slowed from 12.1% in June 2021 to 3.1% in October, while the rate of increase in the deposits of non-financial companies decelerated from 15.4% in January 2021 to 4.5% in October. On aggregate, year-on-year growth in M3 accelerated from an 11-year low of 0.1% in June 2021 to 3.2% in October.

Deposit holdings of households and companies

Percentage change over 12 months


16
12
8
4
0
-4
-8
-12
-16
Households
Non-financial companies
Financial
companies
2016
2017
2018
2019
2020
2021

Source: SARB

The divergence in deposit growth across the different maturities since the start of the national lockdown in March 2020 mostly abated when lockdown conditions became less stringent. Although depositors continued to favour the liquidity of cash, cheque and other demand deposits, growth in this category moderated from a high of 20.0% in November 2020 to 4.4% in October 2021. Likewise, growth in short- and medium-term deposits also decelerated notably from late 2020 up to June 2021, and although it accelerated somewhat since then it still contracted by 1.0% in October. Following the sharp contraction in long-term deposits at the height of the COVID-19-related lockdown, year-on-year growth accelerated from -17.8% in November 2020 to 7.4% in October 2021.

Deposits by maturity

Percentage change over 12 months


25
20
15
10
5
0
-5
-10
-15
-20
Cash, cheque and
other demand
Short and medium term
Long term
2016
2017
2018
2019
2020
2021

Source: SARB

The deposit holdings of the corporate sector increased by a sizeable R129 billion in the third quarter of 2021, following contractions in the preceding four quarters. The deposits of financial companies increased by R94.9 billion in the third quarter of 2021, while that of non-financial companies increased by R34.2 billion. Deposits of the household sector remained buoyant, increasing by R53.2 billion in the third quarter of 2021 compared with an increase of R40.5 billion in the third quarter of 2020.

M3 holdings of households and companies

	Year-on-year change (R billions)					Percentage of total M3 deposit holdings*
	2020		2021			
	Q3	Q4	Q1	Q2	Q3	
Households	40.5	19.1	12.6	36.9	53.2	37.4
Companies: Total	-18.4	-24.2	-10.6	-50.8	129.1	62.6
Of which: Financial	-63.5	-66.7	-18.7	-29.6	94.9	32.4
Non-financial	45.1	42.5	8.2	-21.1	34.2	30.2
Total M3 deposits	22.1	-5.0	2.0	-13.9	182.3	100.0

* Expressed as a percentage of the total outstanding balance as at September 2021

Source: SARB

From a statistical perspective, the counterparts to the substantial increase of R182 billion in M3 in the third quarter of 2021 comprised robust increases of R109 billion in the net foreign assets held by monetary institutions and R102 billion in their net claims on the government sector, coupled with an increase of R42.1 billion in their claims against the domestic private sector. These increases were partly countered by a decline of R71.5 billion in net other assets of the monetary sector.

Credit extension

Growth in credit extended by monetary institutions to the domestic private sector accelerated somewhat in recent months, after slowing markedly since the onset of the national lockdown. The year-on-year change in total loans and advances recovered from a contraction of 0.8% in March 2021 to an increase of 3.1% in October as the gradual lifting of lockdown restrictions boosted the demand for loans by companies in particular.

Bank loans and gross domestic product

Year-on-year percentage change


28
24
20
16
12
8
4
0
-4
-8
-12
-16
Loans to households
Loans to companies
Nominal GDP

Total loans and advances to the private sector

Percentage change


15
10
5
0
-5
Over 12 months
Quarterly at seasonally adjusted annualised rates
2016
2017
2018
2019
2020
2021

Sources: Stats SA and SARB

Loans and advances to companies contracted in late 2020, and again from March to August 2021, before increasing by 0.7% year on year in October. Although growth in several credit categories edged higher in recent months, the continued weakness reflected a lack of appetite for exposure to debt in the uncertain economic environment. At the same time, growth in credit extension to the household sector accelerated from 2.8% in January 2021 to 5.6% in June, mostly driven by mortgage advances, before moving broadly sideways up to October.

The quarter-to-quarter seasonally adjusted and annualised change in total loans and advances to the domestic private sector reverted from a contraction of 0.2% in the second quarter of 2021 to an increase of 5.9% in the third quarter. Consequently, growth in credit extension marginally exceeded that in nominal GDP, resulting in an increase in the ratio of loans and advances to nominal GDP, from 58.4% in the second quarter of 2021 to 58.6% in the third quarter. When adjusted for inflation, credit extension continued to contract in real terms for a 15th consecutive month. However, the pace of contraction slowed to 1.8% in October 2021.

Total loans and advances

Percentage change over 12 months



10
8
6
4
2
0
-2
-4
-6
Nominal
Real*
2016
2017
2018
2019
2020
2021

* Deflated with the headline consumer price index

Source: SARB

Credit extension to the corporate sector increased by R24.4 billion in the third quarter of 2021, following two quarters of contraction and a decrease of R42.9 billion in the same quarter of 2020. Bank credit extended to financial companies increased moderately in the third quarter of 2021, as especially asset managers and securities trading companies borrowed for operational purposes. Loans to non-financial companies increased more substantially, as among others, consumer goods manufacturers, retailers as well as companies in the vehicle industry and agricultural sector borrowed more. Credit extension to households remained upbeat in the third quarter of 2021, mainly boosted by mortgage loans in the low interest rate environment.

Companies' demand for general loans (their main form of credit), which has been lacklustre since the COVID-19 lockdown restrictions were imposed in 2020, trended slightly higher in recent months. General loans to companies contracted by 8.5% year on year in April 2021, with the rate of contraction subsequently narrowing to 4.6% in October. Growth in the utilisation of overdrafts rebounded noticeably to 22.5% in October 2021, after contracting for more than a year up to June.

Credit extended to households and companies

	Quarter-to-quarter change (R billions)					Percentage of total loans and advances*
	2020		2021			
	Q3	Q4	Q1	Q2	Q3	
Households	25.8	29.9	26.5	14.5	24.5	50.8
Companies: Total	-42.9	15.8	-17.7	-0.7	24.4	49.2
Of which: Financial	35.2	26.9	-21.1	4.0	5.7	12.0
Non-financial	-78.2	-11.0	3.4	-4.6	18.7	37.2
Total bank loans and advances	-17.2	45.8	8.8	13.8	48.9	100.0

* Expressed as a percentage of the total outstanding balance as at September 2021

Source: SARB

Credit card advances, which constitute only 0.4% of loans to companies, rebounded by a marked 38.4% in May 2021 due to base effects. Subsequently, growth remained elevated at around 30% in September and October 2021. Growth in mortgage advances extended to corporates moderated further in the first 10 months of 2021, decelerating from a recent high of 10.3% in April 2020 to 2.4% in October 2021 alongside muted demand for commercial property in the weak economic environment. Growth in instalment sale credit and leasing finance accelerated to a post-pandemic high of 6.8% in October 2021, after fluctuating slightly below zero from September 2020 to March 2021.

Selected loans and advances


Corporate sector
Percentage change over 12 months
40
35
30
25
20
15
10
5
0
-5
-10
-15
-20
-35
-40
-45
2019
2020
2021
Household sector
Percentage change over 12 months
16
12
8
4
0
-4
-8
-12
-16
2019
2020
2021
Mortgages
General loans
Credit cards
Instalment sale credit and leasing finance
Overdrafts

Source: SARB

Credit extension to the household sector gained some momentum during the first half of 2021, although mostly on account of mortgage advances and, to a lesser extent, instalment sale credit. Mortgage advances, which constitute around 59% of loans to households, accelerated from a recent low in July 2020 to a 12-year high of 7.4% in October 2021 as the reduction in interest rates stimulated demand for residential property. Growth in instalment sale credit to households initially more than doubled to 7.2% in May 2021, from a low of 2.5% in May 2020, before receding to 5.6% in October 2021 as supply chain disruptions and the civil unrest in July negatively impacted vehicle production and sales.

Growth in credit card advances to households rebounded briefly, from less than 1% in February 2021 to 5.7% in June, before decelerating again to 3.2% in October. Growth in general loans (mostly unsecured) to households also accelerated slightly from a low of 0.4% in January 2021 to 2.3% in May, but subsequently slowed to 0.4% in October as job losses and income uncertainty brought about by the COVID-19 pandemic continued to hamper households' ability to borrow. Households' utilisation of overdrafts continued to contract in 2021, but the rate of decrease moderated from 11.8% in June 2021 to 4.3% in October.

Growth in mortgage advances on residential property continued to outpace that on commercial property, with the latter probably impacted by lower demand for office space, given the general transition to working from home. On aggregate, total mortgage advances increased by 5.7% in October 2021, supported by growth in mortgage advances on residential property, which accelerated to 7.5% in the same month. By contrast, growth in mortgage advances on commercial property slowed from a recent high of 6.1% in January 2021 to 2.6% in October.

Mortgage advances

Percentage change over 12 months



14
12
10
8
6
4
2
0
Commercial property
Total
Residential property
2016
2017
2018
2019
2020
2021

Source: SARB

Growth in bank credit by economic sector

Percentage change over four quarters

Economic sector	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	Percentage of total credit extension*
Households	2.5	2.3	-0.5	5.4	6.2	36.1
Finance and insurance	4.3	14.0	-2.3	7.8	11.6	17.7
Real estate	6.1	5.9	4.1	2.6	2.2	11.5
Wholesale and retail trade	3.1	6.0	8.3	5.3	1.5	4.6
Manufacturing	-2.3	-4.4	-19.7	-19.3	-5.2	3.7
Business services	10.0	-2.2	-4.9	1.5	-5.1	3.1
Transport, storage and communication	3.0	1.9	-1.3	-3.6	-7.1	2.7
Electricity, gas and water	2.3	6.3	5.3	12.5	8.7	2.5
Agriculture, forestry and fishing	20.8	18.7	1.1	3.0	10.0	2.5
Mining and quarrying	-6.1	-8.5	-29.1	-49.4	-24.4	1.1
Construction	12.1	8.1	9.1	2.9	-2.1	0.9
Community, social, personal services and other	15.4	12.5	19.0	4.4	0.3	13.5
Total	4.9	5.3	0.2	2.3	3.9	100.0

* Expressed as a percentage of the total outstanding balance as at September 2021

Source: SARB

Growth in credit extension to some economic sectors was slightly more upbeat in the third quarter of 2021. The gradual lifting of lockdown restrictions supported consumer demand and boosted credit extension to households and to the wholesale and retail trade, real estate, finance and insurance as well as the agricultural sectors. High commodity prices likely reduced the demand for bank credit by mining companies. At the same time, growth in credit extension to the transport sector continued to contract amid raw material shortages and rail transport challenges. Credit extension to the electricity, gas and water sector increased further, probably partly reflecting the expansion of renewable energy projects, following the launch of Bid Window 5 of the Renewable Independent Power Producer Programme earlier in 2021.

Interest rates and yields

The Monetary Policy Committee (MPC) of the SARB increased the repurchase (repo) rate by 25 basis points to 3.75% in November 2021. The MPC noted upside risks to the inflation outlook, which were largely driven by supply-side factors linked to fuel, food and electricity prices.

Domestic short-term interest rates moved higher in the third quarter of 2021, mostly on account of fluctuations in the exchange value of the rand as well as higher actual and expected consumer price inflation. The 3-month Johannesburg Interbank Average Rate (Jibar) remained broadly unchanged around 3.68% from mid-March 2021 to mid-November, before increasing to 3.87% on 30 November. Changes in the 6-month Jibar were somewhat more pronounced, as it increased from 4.12% on 19 August 2021 to 4.40% in late October, and further to 4.51% on 30 November. The 12-month Jibar followed a similar trend, increasing from 4.71% in early August to 4.92% in late September, following higher domestic consumer price inflation outcomes. The subsequent acceleration in inflation then resulted in the long-term Jibar breaching the 5% level from early October 2021, reaching 5.40% by 30 November.

The tender rate on 91-day Treasury bills (TBs) briefly declined notably to a low of 3.47% after the weekly auction on 6 August 2021, when a bank bid aggressively to fulfil high-quality liquid asset requirements. Thereafter the tender rate increased and resumed its normal fluctuations, increasing by 27 basis points from 3.48% on 19 August 2021 to 3.75% in mid-October, alongside subdued demand for short-term instruments. Subsequently, the rate increased moderately to 3.89% in late November. The total weekly TB issuance remained unchanged at R11.7 billion since 14 May 2021, even though National Treasury did not necessarily need additional liquidity over the period.

Money market rates


Per cent
9
8
7
6
5
4
3
12-month Jibar
6-month Jibar
3-month Jibar
91-day Treasury bills
Repurchase rate
Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec
2018
2019
2020
2021

Source: SARB

In recent months, the market for interbank lending occasionally reflected relatively tight liquidity conditions, although movements in the South African Benchmark Overnight rate (Sabor) remained closely aligned with the repo rate. Between July 2021 and mid-November, the Sabor averaged 3.51%, but occasionally moved above the repo rate when market conditions were less favourable and banks experienced liquidity shortages in the interbank market. The Sabor then followed the repo rate higher from 19 November 2021. The overnight FX rate was much more volatile, increasing significantly by 453 basis points from 3.47% on 12 July 2021 to 8.00% on 18 August, thereby exceeding the upper standing facility limit amid the shortage of liquidity in the overnight FX market. The overnight FX rate averaged 4.73% in the third quarter of 2021, up from 4.39% in the second quarter. However, from late-October 2021, the overnight FX rate bottomed out around 3.36% as liquidity conditions in the FX market eased. Subsequently, the overnight FX rate increased noticeably to 5.50% on 30 November amid high month-end liquidity demand.

Benchmark overnight rates


Per cent
11
10
9
8
7
6
5
4
3
2
1
0
Standing facility upper band
Overnight FX rate
Standing facility lower band
Sabor
2018
2019
2020
2021

Source: SARB

Rates on forward rate agreements (FRAs) generally trended higher in the third quarter of 2021, mostly affected by the movements in the exchange value of the rand. FRA rates increased across the maturity spectrum, in response to recent inflation outcomes and reflected market expectations that the repo rate could increase in the coming months. The 3x6-month FRA increased by 61 basis points, from 3.77% on 18 August 2021 to 4.38% on 25 November, before declining to 4.17% on 30 November. The 6x9-month FRA increased by 73 basis points, from 4.11% to 4.84% over the same period. The increase in the longer-term FRAs was more pronounced, with the 9x12-month FRA increasing by 86 basis points, from 4.39% on 18 August 2021 to 5.25% at the end of November, alongside an unfavourable inflation outlook.

The deposit and lending rates offered by private sector banks remained stable in the first 10 months of 2021 as the repo rate and the prime lending rate remained unchanged. The weighted average flexible rate charged by banks on mortgage advances increased only slightly, from 6.64% in June 2021 to 6.67% in October. By contrast, the rate on credit card advances decreased slightly, from 13.47% to 13.20% over the same period. The weighted average rate on overdrafts also decreased marginally, from 8.05% in June 2021 to 8.00% in October. The weighted-average interest rate offered on call deposits has fluctuated in a narrow range between 3.49% and 3.56% from June 2021 to October. Banks offered an average of 4.70% on 12-month fixed deposits in October 2021, while the average interest rate on current accounts was only 1.39%.

Forward rate agreements



Per cent
9
8
7
6
5
4
3
2
18x21 months
9x12 months
6x9 months
3x6 months
Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec
2018
2019
2020
2021

Source: SARB

The *yield on 10-year South African rand-denominated government bonds* issued and traded in the domestic market trended higher from mid-June 2021 and increased markedly further as from 3 September. An 18 basis points increase, from 8.95% on 10 June 2021 to 9.13% on 2 September, was followed by another 90 basis points to 10.03% on 30 November. The increase as from September was aligned to international developments, as mirrored by an increase of 15 basis points in US yields and 3 basis points in Chinese yields. The increase in domestic bond yields during the latter part of 2021 reflected higher consumer price inflation, the depreciation in the exchange value of the rand, net sales of domestic government bonds by non-residents and concerns about when monetary policy tightening will commence in advanced economies.

Ten-year government bond yields



Per cent
5
4
3
2
1
0
13
12
11
10
9
8
7
2016
2017
2018
2019
2020
2021
United States
China
South Africa (right-hand scale)

Sources: IRESS and JSE

15 The yield gap is measured as the difference between yields at the extreme long and short ends of the yield curve.

The slope of the *yield curve* flattened and the level shifted lower over the medium- to long-term maturity range from 1 April 2021 to mid-June as sentiment improved. Subsequently, the level of the yield curve shifted higher across all maturities to 30 November amid, among other factors, increased global inflation reflective of higher international oil prices, supply chain disruptions and increased consumer demand. The yield gap,[15] which had initially narrowed from 790 basis points on 1 April 2021 to 685 basis points on 10 June, widened again to 715 basis points on 30 November.

Yield curve


Per cent
12
11
10
9
8
7
6
5
4
3
0
5
10
15
20
25
30
Unexpired maturity in years
1 April 2021
10 June 2021
30 November 2021

Sources: IRESS and JSE

16 The EMBI+ measures the total returns on US dollar-denominated debt instruments of emerging market economies.

17 This is the differential between the yield on South African government US dollar-denominated bonds and that on US dollar-denominated bonds of the US government.

The widening of the yield spread of emerging market US dollar-denominated bonds relative to US government bonds, as measured by the JP Morgan Emerging Markets Bond Index Plus (EMBI+),[167] from 350 basis points in August 2021 to 414 basis points in November, reflected uncertainty about monetary policy normalisation and further waves of COVID-19 infections. Similarly, South Africa's *sovereign risk premium*[17] on US dollar-denominated government bonds in the nine-year maturity range widened, from an average of 280 basis points to 294 basis points over the same period.

Money market

The actual daily liquidity requirement of private sector banks averaged R33.9 billion in the third quarter of 2021, similar to the average of R33.7 billion in the second quarter. In the third quarter of 2021, the average daily liquidity requirement ranged between a low of R15.6 billion and a high of R43.4 billion. The low occurred in September when banks were able to place large deposits as cash reserves and in the end-of-day South African Multiple Option Settlement (SAMOS) facility. In the last week of September 2021, banks' participation in the weekly main refinancing auctions once again increased in preparation to meet higher month-end repayment obligations. At the time, private sector banks also made use of the supplementary repurchase auctions to provide for coupon payments on government bonds. In October and November 2021, the average actual daily liquidity requirement amounted to R38.4 billion and R35.2 billion respectively.

The total accommodation provided by the SARB to banks increased significantly from a low of R27.0 billion at the end of May 2021 to a high of R54.8 billion at the end of September, as demand for liquidity at the weekly main refinancing auctions increased. The SARB has been maintaining the weekly main refinancing auction at R56.0 billion since early February 2021, even though mostly under-subscribed as banks generally had surplus liquidity.

Liquidity requirement


R billions
110
100
90
80
70
60
50
40
30
20
10
0
180
170
160
150
140
130
120
110
100
90
80
Estimated weekly liquidity requirement
Actual daily liquidity requirement
Notes and coin in circulation (right-hand scale)
Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec Feb Apr Jun Aug Oct Dec
2018
2019
2020
2021

Source: SARB

The contraction in money market liquidity by a net amount of R1.8 billion in the third quarter of 2021 contrasted an expansion of R8.7 billion in the second quarter. The contraction in the third quarter was due to an increase of R7.4 billion in call deposits of the Corporation for Public Deposits (CPD) placed at the SARB, an increase of R3.5 billion in notes and coin in circulation outside of the SARB, and a slight tightening in foreign exchange transactions in the spot market of R0.1 billion. The placement of CPD funds at the SARB was mainly intended to manage money market liquidity by draining excess funds.

Factors influencing money market liquidity


Notes and coin in circulation
Change in cash reserve accounts
Spot foreign exchange transactions
Government deposits with the SARB
Reverse repurchase transactions
SARB debentures
Forward position (swaps)
CPD call deposits
SARB purchases of government bonds
Other
Liquidity provided to the banking system
-3.5
-5.9
6.5
-1.9
-0.1
Tightening (draining)
Easing (injecting)
1.9
-7.4
0.7
-7.4
8.7
0.1
7.5
-1.8
0.9
-15
-10
-5
0
5
10
15
R billions
July–September 2021
October–November 2021

Source: SARB

The contractionary activities were offset slightly by the decrease of R6.5 billion in the cash reserve deposits of private sector banks at the SARB as well as the maturing of R1.8 billion in SARB debentures and R0.7 billion in foreign exchange swaps. No transactions were settled in long-term reverse repurchase agreements in the third quarter of 2021, as market participants preferred the higher returns of short-term money-market instruments.

In October and November 2021, money market liquidity expanded by R0.9 billion. This was affected by an increase in the required cash reserve deposits of private sector banks of R1.9 billion, an increase of R5.9 billion in notes and coin in circulation outside of the SARB and demand for SARB debentures of R7.4 billion. This was partly countered by a decrease of R8.7 billion in CPD deposits with the SARB.

Between January and October 2021, capital redemption and scheduled coupon interest payments on various government bonds of R247.9 billion were made from government's tax and loan accounts, with R5.4 billion accruing to the SARB's government bond portfolio.

Bond market

18 The public sector bond issuance includes issuance by national government, extra-budgetary institutions, local governments as well as public corporations.

National government continued to account for most of the public sector's[18] cumulative net funding of R325 billion in the first 11 months of 2021 in the *domestic primary bond market*, even though their net issuance of listed bonds was noticeably less than in 2020. Cumulative net bond issuance of R353 billion by national government thus far in 2021 was 28.7% less than in the same period of 2020. Local governments and public corporations combined recorded net redemptions of R27.9 billion during this period, following early redemptions of R11.3 billion by a financial public corporation in September 2021. Meanwhile, private sector companies raised R45.7 billion through net issuance of listed bonds thus far in 2021, dominated by banks. This brought the total value of all outstanding listed debt securities on the JSE Limited (JSE) to R4.3 trillion at the end of November 2021.

Public sector net issuances of listed bonds in the primary market


R billions
70
60
50
40
30
20
10
0
-10
-20
2016
2017
2018
2019
2020
2021
National government
Local governments
Public corporations

Source: JSE

The daily average *value of turnover* in the domestic secondary bond market of R143 billion in the first 11 months of 2021 was slightly higher than in the corresponding period of 2020, despite lower volumes traded.

With capital redemptions of non-resident rand-denominated debt issued in the *Japanese bond market* continuing unabated, buoyant issuance in the *European bond market* was interrupted by net redemptions of R4.5 billion from September to November 2021. This reduced the outstanding amount of rand-denominated debt in issue in the European and Japanese bond markets to R305 billion in November 2021, still 4.5% more than at the end of 2020.

Outstanding amount of rand-denominated bonds in issue in international markets


R billions
330
320
310
300
290
280
270
260
2016
2017
2018
2019
2020
2021

Source: Bloomberg

Box 2 Understanding non-resident bond statistics and recent changes[1]

The underlying principle on which non-resident bond statistics is based, as published by the JSE Limited (JSE), changed from a matched-trade[2] approach to a settled-trade[3] approach in November 2020.

Non-resident net transactions in the domestic bond market by settlement type*


R billions
30
20
10
0
-10
-20
-30
-40
-50
-60
-70
2016
2017
2018
2019
2020
2021
Matched
Settled

* Measured at consideration value

Source: JSE

1 This box discusses the interpretation of non-resident bond statistics, as published by the JSE Limited.

2 Matched trades are trades which have been booked but the transfer of ownership as well as the payment has not taken place.

3 Settled trades are trades where the transfer of ownership of the security to the buyer and payment to the seller has taken place. Settlement mostly occurs three days after the trade date.

Historical statistics based on the principle of settled trades are available as from January 2019. The daily value of non-residents' net transactions in bonds is now derived as the difference between aggregated non-resident purchases and sales of domestic listed bonds on the JSE that settled on that specific day, regardless of when the original matched trade occurred.

Matched and settled trade statistics are therefore not comparable. The most obvious difference between the matched and settled trade statistics is timing, as matched trade statistics are measured on the trade date, whereas settled trade statistics are measured on the settlement date. The difference between these two dates is generally around three days. Furthermore, matched trades that did not settle could be rolled over or even cancelled before settlement. The matched trade statistics therefore include trades that could have been cancelled prior to settlement. The significance of this difference is illustrated by the outcome of non-resident net sales of listed bonds of R39.1 billion in 2019 on a matched-trade basis versus *net purchases* of R76.8 billion on a settled-trade basis. The difference remained substantial in 2020, although both measures recorded net sales; R126 billion on a matched-trade basis compared with R39.9 billion on a settled-trade basis.

Non-resident net settled transactions by trade type*


R billions
25
20
15
10
5
0
-5
-10
-15
-20
-25
2020
2021
Repurchase agreements
Outright

Non-resident net settled outright transactions by trade type*


R billions
25
20
15
10
5
0
-5
-10
-15
-20
-25
2020
2021
Structured deals
Standard trades (spot)
Standard trades (excluding spot)

Contribution to non-resident net transactions in the domestic bond market by sector of issuer*


Per cent
140
120
100
80
60
40
20
0
-20
-40
2020
2021
National government
Public corporations
Local government
Private corporations

* Measured at consideration value

Source: JSE

In addition to clarifying the methodological change in JSE-listed non-resident bond statistics, this box also reflects on the various dimensions of non-resident activity in the domestic market based on settled trade statistics and non-resident holdings of South African national government bonds.

By trade type, although non-residents were net buyers of repurchase agreements[4] in the 13 months to November 2021, they generally participated largely in outright trades[5] and mostly standard spot trades.[6] Non-residents' net transactions are dominated by national government bonds.

The non-resident participation rate[7] in the domestic bond market of, on average, 6.8% in 2019 increased to a high of 14.6% in July 2020. The increase in 2020 reflected the impact of the coronavirus disease 2019 (COVID-19) pandemic on volatility and perceived risk. Subsequently, non-residents' trading activity relative to total turnover declined to around pre-pandemic levels in 2021.

Non-resident settled transactions relative to turnover in the domestic bond market*


Percentage of total turnover
R billions
18
16
14
12
10
8
6
4
2
0
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
2019
2020
2021
Non-resident participation rate
Total turnover (right-hand scale)

* Measured at consideration value

Sources: JSE and SARB

The noticeable difference between the change in non-residents' holdings of national government bonds and their matched net transactions in these bonds, prior to 2019, narrowed as from 2019 when based on settled trades. The persistence of the difference is attributable to non-resident off-exchange transactions[8] that are reflected in the holding statistics. The nominal value of non-residents' holdings of domestic national government bonds increased from R713 billion at the end of 2018 to R838 billion in November 2021, while the percentage of their holdings relative to total national government bond holdings declined from a high of 42.8% in March 2018 to 28.2% at the end of November 2021, as the stock of national government's bonds increased significantly.

4 Repurchase agreements are contracts to sell and subsequently repurchase securities at a specified date and price, also known as buy-back agreements.

5 Outright trades are the outright purchases and sales of securities in the market, with no reverse transfer of ownership. Outright consideration transactions consist of standard spot trades, other standard trades, structured deals and options exercised.

6 Standard spot trades settle at T+3 days.

7 The participation rate measures non-residents' settled purchases and sales of bonds as a percentage of total purchases and sales of bonds.

8 Off-exchange transactions are direct transactions between resident and non-resident counterparties that are not reflected in the trading statistics but only in the holding statistics.

Non-resident holdings of, and net transactions in, national government bonds*


R billions
40
30
20
10
0
-10
-20
-30
-40
-50
-60
2018
2019
2020
2021
Change in bond holdings
Matched net transactions
Settled net transactions

Non-resident holdings of national government bonds*


R billions
Per cent
900
800
700
600
500
400
300
200
100
0
45
43
41
39
37
35
33
31
29
27
25
2018
2019
2020
2021
Value
Percentage of total government bond holdings (right-hand scale)

* Measured at nominal value

Sources: JSE and National Treasury

Non-residents' holdings of national government bonds in terms of value were mostly concentrated in the most liquid five-year *R186* government bond, followed by the longer-dated *R2030*, *R2048*, *R2035* and *R2032* bonds. Meanwhile, the value of non-residents' holdings of inflation-linked government bonds remained subdued, along with a preference for the longer-dated *I2038* and *I2029* bonds. Similarly, net transactions in the *R186* government bond accounted for most of the total net transactions in national government bonds by non-residents.

Non-resident holdings of national government bonds by type of instrument


R billions
900
800
700
600
500
400
300
200
100
0
2018
2019
2020
2021
R204
R207
R208
R2023
R186
R2030
R213
R2032
R2035
R209
R2037
R2040
R214
R2044
R2048

Non-resident holdings of inflation-linked bonds by type of instrument


R billions
20
15
10
5
0
2018
2019
2020
2021
R212
R197
I2025
R210
I2029
I2033
R202
I2038
I2046
I2050

Source: National Treasury

Non-resident net transactions in national government bonds by type of instrument


R billions
40
32
24
16
8
0
-8
-16
-24
-32
-40
R186
R2030
R2032
R2035
R2048
2019
2020
2021 (up to September)

Source: JSE

The yield on South African rand-denominated government bonds issued and traded in the domestic market, as reflected by the *R186* bond, increased significantly in early 2020 at the onset of the COVID-19 pandemic, which negatively affected global financial markets and impacted non-resident participation in the domestic bond market and in emerging market economies in general. The increase in yield was therefore largely associated with non-resident net sales of bonds, whereas net purchases towards the end of 2020 and early 2021 occurred alongside the noticeable decline in the yield of the *R186* bond. Non-resident interest in the South African bond market is supported by the positive yield differential and total returns, both in local currency and in US dollar, on a relative basis to other bond markets, for both developed and emerging markets.

Non-resident net transactions and the government bond yield


R billions
Per cent
30
20
10
0
-10
-20
-30
-40
-50
6.5
7.0
7.5
8.0
8.5
9.0
9.5
10.0
2016
2017
2018
2019
2020
2021
Matched
Settled
R186 bond yield (inverted right hand scale)

Sources: IRESS and JSE

Total return of South African and global bond indices


Index: 4 January 2016 = 100
220
200
180
160
140
120
100
80
2016
2017
2018
2019
2020
2021
South African All Bond (US dollar)
South African All Bond (rand)
Emerging Market Bond (US dollar)
Global Aggregate Bond (US dollar)
US Aggregate Bond (US dollar)

Sources: Bloomberg and SARB

Share market

Equity capital raised by companies listed on the JSE in the domestic and international primary share markets was 73.3% less at only R17.4 billion in the first 11 months of 2021, compared with the corresponding period of 2020. The larger number of delistings and fewer new listings on the JSE continued to contribute to the reduced level of equity funding. The number of companies listed on the JSE decreased from 395 in January 2016 to 325 in November 2021, as 20 delistings in 2020 were followed by another 21 delistings and only 7 new listings in the 11 months to November 2021. The delistings are consistent with the global trend in the wake of the sharp COVID-19-related economic contraction. This was most evident among companies with a small market capitalisation, which fell short of the listing requirements in terms of size and liquidity, amid a dearth in investor interest or where compliance costs associated with a listing outweighed the benefits. In the past few years, companies in the financial sector contributed most to new listings on the JSE, followed by companies in the consumer discretionary subsector of the industrial sector. Listed companies in the resources and financial sectors accounted for 33.9% and 43.5% respectively of the total value of capital raised in the first 11 months of 2021.

New listings and delistings


Number
35
30
25
20
15
10
5
0
2016 2017 2018 2019 2020 2021
Listings
Delistings

New listings by industry


Number
22
20
18
16
14
12
10
8
6
4
2
0
2016 2017 2018 2019 2020 2021
Financials
Consumer discretionary
Industrials
Technology
Additional
Basic materials
Consumer staples
Energy
Health care
Oil and gas

Source: JSE

The combined *value of turnover* in the secondary share market of the five stock exchanges in South Africa of R5.5 trillion in the first 11 months of 2021 was 1.7% more than in the same period of 2020 and reflected the higher number of shares traded. However, the combined *market capitalisation* of all the shares listed on these exchanges declined from R19.2 trillion in August 2021 to R18.5 trillion in September, before increasing to an all-time high of R19.7 trillion in November alongside higher share prices. The ZAR X stock exchange's licence was suspended by the Financial Sector Conduct Authority (FSCA) as from 20 August 2021 due to non-compliance with the Financial Markets Act 19 of 2012 regulations relating to liquidity and capital adequacy requirements. The 4 Africa Exchange's (4AX) name changed to Cape Town Stock Exchange (CTSE), from 1 October 2021, following the relocation to its new head office in Cape Town.

Non-resident holdings of JSE-listed shares decreased further by R47.6 billion in the third quarter of 2021 – marking the 14th consecutive quarter of net selling in the domestic share market. This was followed by further net sales of listed shares of R38.4 billion in October and November, which brought cumulative non-residents net sales to R127 billion in the 11 months to November. However, this was less than the cumulative net sales of R137 billion in the corresponding period of 2020. Persistent non-resident net sales thus far in 2021 can be ascribed to, among other factors, renewed tension between the US and China, rising global inflation which could prompt central

banks to raise interest rates much sooner than anticipated and concerns regarding domestic economic growth and profitability. In addition, non-residents' participation rate[19] in the secondary share market declined noticeably from a high of 20.7% in August 2021 to 15.3% in November.

19 The participation rate is measured as non-residents' purchases and sales as a percentage of total purchases and sales of shares.

Non-residents' net transactions in JSE-listed shares


R billions
Percentage
40
30
20
10
0
-10
-20
-30
24
22
20
18
16
14
12
2016
2017
2018
2019
2020
2021
Net transactions
Participation rate (right-hand scale)

Sources: JSE and SARB

The *share prices* of JSE-listed companies were largely suppressed by negative global economic factors in the third quarter of 2021, with the FTSE/JSE All-Share Index (Alsi) declining by 3.0% – marking the worst quarterly performance since the first quarter of 2020. The decrease in domestic share prices broadly reflected a decline in share prices on international bourses, along with expectations of rising global inflation and concerns about the scaling back of asset purchases by major central banks as well as economic growth concerns, especially in China due to continued regulatory restrictions. The Alsi was primarily suppressed by an 8.0% decline in the resources sector, along with the decline in international commodity prices and a decline of 5.0% in the industrial sector in the third quarter. Thereafter, the Alsi recouped the losses and increased strongly by 10.8% to an all-time high of 71 198 index points on 1 December 2021.

Share prices


Index: 4 January 2016 = 100
240
220
200
180
160
140
120
100
80
60
2016
2017
2018
2019
2020
2021
S&P 500 Composite (US dollar)
FTSE/JSE All-Share (US dollar)
Shanghai A Share (yuan)
FTSE/JSE All-Share (rand)
Euro Stoxx 50 (euro)

Sources: IRESS and JSE

The overall *price-earnings ratio* of ordinary shares listed on the JSE declined notably from 32.3 in April 2021 to 14.3 in November, largely reflecting the all-time high earnings in November 2021. Similarly, the increase in dividends declared contributed considerably to the increase in the dividend yield, from 1.2% in February 2021 to 2.2% in November.

Market for exchange-traded derivatives

The *spot price of maize contracts* traded on the JSE fluctuated within a narrow range, with a slight downward bias in the first 11 months of 2021. Following the brief increase in domestic maize prices in April 2021, the spot price of white maize decreased from R3 598 per ton on 7 May 2021 to R3 360 per ton on 30 November, while the spot price of yellow maize declined from R3 757 per ton to R3 630 per ton over the same period. The decrease in domestic maize prices was mainly driven by lower international maize prices, with the upward revisions to global production estimates. Moreover, South Africa produced the second-largest maize crop on record in the 2020/21 season, following above-average rainfall. Early indications point to another good crop in the 2021/22 season, which should contain domestic maize price increases.

Grain prices


Rand per ton
7 500
6 500
5 500
4 500
3 500
2 500
1 500
South African wheat
South African white maize
US dollar per ton
500
400
300
200
100
International wheat
International maize
2016
2017
2018
2019
2020
2021

Sources: International Grains Council and JSE

By contrast, the *spot price of domestic wheat contracts* increased from a recent low of R4 762 per ton on 13 April 2021 to a record high of R7 400 per ton on 22 September, following the sharp increase in international wheat prices amid downward revisions of international production estimates by the US Department of Agriculture. These revisions tracked the poor start to the planting season in Canada and the US, given dry and hot conditions. South Africa's wheat prices were further elevated by the depreciation in the exchange value of the rand, as import parity pricing applies, combined with higher fuel prices over this period. Subsequently, domestic wheat prices declined to a still-high R6 120 per ton on 30 November, despite increased global demand and limited supplies, which have contributed to the volatility in domestic prices, with South Africa being a net importer of wheat.

The *spot price of domestic sunflower seed contracts* has historically moved in unison with fluctuations in the exchange value of the rand, but the movement in these prices has decoupled temporarily from that in the exchange value of the rand as from June 2020. The price of domestic sunflower seeds trended significantly higher from this point, along with increasing demand from China and the higher prices of international sunflower seed amid declining international stock levels. These factors have elevated the prices of domestic sunflower seed to an all-time high of R11 385 per ton on 26 November.

South African sunflower seed price and the exchange rate


Rand per ton
Rand per US dollar
12 000
10 000
8 000
6 000
4 000
20
19
18
17
16
15
14
13
12
11
Sunflower seed
Exchange rate (right hand scale)
2016
2017
2018
2019
2020
2021

Sources: JSE and SARB

International sunflower seed price


US dollar per ton
750
700
650
600
550
500
450
400
350
300
2016
2017
2018
2019
2020
2021

Source: International Grains Council

Turnover in currency derivatives on the JSE continued to reflect reduced hedging activity against adverse exchange rate movements as it decreased by 27.4% in the first 11 months of 2021, compared with the corresponding period of 2020. By contrast, turnover in commodity and equity derivatives increased over the same period.

Derivatives turnover on the JSE, January to November 2021

Type of derivative	Value (R billions)	Change over one year (per cent)
Equity	5 611	11
Warrants	2	9
Commodity	1 031	22
Interest rate	1 249	-6
Currency	704	-27

Source: JSE

Real estate market

The acceleration in domestic residential property price growth from mid-2020 has lost some momentum from the second quarter of 2021. The two available nominal house price indices increased by 3.0% and 4.7% year on year in October 2021, which although still above the depressed pre-pandemic levels of 1.9% and 3.1% in February 2020 were below consumer price inflation. Market-strength indicators, as derived from First National Bank's (FNB) property valuers' database, show moderating demand relative to supply. High unemployment and subdued household disposable income contributed to the recent slowing trend in house price growth, compounded by a renewed emigration surge, following the civil unrest in July.

Nominal house prices


Percentage change over 12 months
First National Bank
Lightstone
7
6
5
4
3
2
1
2016
2017
2018
2019
2020
2021

Sources: FNB and Lightstone

The recent slowdown in residential property price growth was corroborated by the decline in activity reported by real estate agents, as shown in the *FNB Estate Agents Survey*. Estate agents reported a decline in activity to a level of 6.3 in the third quarter of 2021, from 6.8 in the first quarter. The decline was especially evident in KwaZulu-Natal, likely impacted by the civil unrest in July that destroyed property and infrastructure. The slowdown in house price growth was noticeable across all the value categories, but more so in the lower value segments.

Estate agents' market activity in 2021


Scale: 0–10
8
7
6
5
4
3
2
1
0
KwaZulu-Natal
Eastern Cape
Western Cape
Gauteng
National
Q1
Q2
Q3

Source: FNB

Nominal house prices by value


Percentage change over 12 months
14
12
10
8
6
4
2
0
-2
2016
2017
2018
2019
2020
2021
Low
High
Mid
Luxury

Source: Lightstone

Non-bank financial intermediaries[20]

The financial flows of non-bank financial institutions were significantly affected by the contraction in economic activity in the third quarter of 2021. The gross inflows[21] to these institutions declined by 1.9% from the second quarter of 2021 to R1.1 trillion in the third quarter. Expressed as a ratio of quarterly GDP, gross inflows to non-bank financial institutions decreased from 72.7% in the second quarter of 2021 to 70.2% in the third quarter, compared with 74.4% in the third quarter of 2020.

The slow growth in household disposable income and earlier job losses had a negative effect on gross inflows to insurance companies in the third quarter of 2021. Premiums received by insurers declined by 9.5% from the second quarter of 2021 to R198 billion in the third quarter. Gross inflows to pension and provident funds increased markedly in the third quarter of 2021, alongside higher investment income. A recovery in the labour market will likely support non-bank financial institutions' inflows over the medium term.

The gross inflows to unit trusts fell by 5.4% from the second quarter of 2021 to R730 billion in the third quarter. This mainly reflected the reduction in holdings of units in trusts by both linked investment service providers of 7.4% and the household sector of 2.7% to R179 billion and R284 billion respectively over this period.

20 These consist of pension and provident funds, insurers and unit trusts.

21 These comprise investment and other income, contributions and premiums received as well as sales of units including switches.

Non-bank financial institution flows


R billions
1 200
1 000
800
600
400
200
0
160
140
120
100
80
60
40
20
0
2016
2017
2018
2019
2020
2021
Gross inflows
Gross outflows
Net flows (right-hand scale)
Source: SARB

The gross outflows[22] from non-bank financial institutions declined by 7.5% from the second quarter of 2021 to R1.0 trillion in the third quarter. The gross outflows from unit trusts declined to R695 billion in the third quarter of 2021, following less outflows from money market funds. Gross outflows from pension and provident funds increased slightly in the third quarter of 2021. The challenging trading environment and the slow recovery in employment lifted outflows from insurance companies by 2.5% to R257 billion in the third quarter of 2021, as claims paid by both non-life and life insurers increased because of the civil unrest in July and COVID-19 mortality claims.

Non-bank financial institutions' net flows[23] declined from all-time high net inflows of R138 billion in the second quarter of 2020 to R15.8 billion in the second quarter of 2021, before rebounding to R77.3 billion in the third quarter. Cumulative net inflows of R111 billion in the first three quarters of 2021 were much less than net inflows of R297 billion over the same period in the preceding year.

22 These comprise benefits, claims and premiums paid, surrenders, repurchases of units and administrative expenses.

23 Measured as the difference between gross inflows and outflows.

Flow of funds

The recovery in global economic activity continued into the second quarter of 2021, underpinned by support from governments and central banks as well as progress with the roll-out of COVID-19 vaccines. The net outflow of capital from South Africa to the rest of the world increased to a record-high R101 billion in the second quarter of 2021 as, among other factors, foreigners reduced their exposure to domestic assets while domestic investors' purchases of foreign assets accelerated. The net outflow of capital was primarily due to the repatriation of deposits by non-residents of R30.4 billion and the repayment of long-term loans by residents of R13.7 billion. A decline in the exposure to financial derivatives of R56.0 billion also contributed to the net outflow of capital, while foreign investors' net purchases of shares amounted to only R0.3 billion. By contrast, non-residents' net purchases of fixed-interest securities, mainly long-term government and non-marketable bonds, amounted to R33.9 billion in the second quarter of 2021 compared with net sales of R15.7 billion in the first quarter.

The increase in domestic economic activity in the second quarter of 2021 contributed to higher capital spending amid an acceleration in the roll-out of COVID-19 vaccines. However, conditions remained fragile due to the outbreak of the highly contagious COVID-19 Delta variant along with pandemic-related restrictions and frequent power outages. The total amount of funds intermediated by *financial intermediaries*[24] in the second quarter of 2021 reflected a decrease in the net incurrence of financial liabilities and assets as well as gross savings. Cash and deposits held by monetary institutions increased by R52.1 billion in the second quarter of 2021, after contracting by R37.0 billion in the first quarter. The increase largely reflected central and provincial government as well as household deposits. Funds placed with other financial institutions, also known as collective investment schemes (mainly unit trusts), decreased by R24.1 billion in the second quarter of 2021 in the build-up to the closure of the largest domestic money market fund. Interest in insurers and retirement funds increased by only R21.2 billion due to large job loss related withdrawals. The shareholding of financial intermediaries increased by R40.2 billion, following a decline of R135 billion in the first quarter of 2021. Financial intermediaries' holdings of fixed-interest securities increased slightly, with net purchases of R2.4 billion. Intermediation through loans[25] extended declined by R25.4 billion in the second quarter of 2021.

24 Financial intermediaries comprise the monetary authority, banks and non-bank financial institutions (excluding the Public Investment Corporation).

25 These comprise bank loans and advances, trade credit and short-term loans, long-term loans, and mortgage loans.

Net incurrence of financial liabilities by financial intermediaries


R billions
400
300
200
100
0
-100
2016
2017
2018
2019
2020
2021
Interest in insurers and retirement funds
Funds placed with other institutions
Funds placed with other financial institutions
Deposits

Source: SARB

Sustained higher tax collections, mostly from corporates, contributed to the marked decrease in *general government's* borrowing requirement, from R162 billion in the first quarter of 2021 to R44.6 billion in the second quarter. The deficit was mainly financed through net bond issuances of R71.3 billion and TBs of R7.9 billion. Government also received a long-term loan of R14.1 billion from the New Development Bank to support employment creation. Capital spending by general government decreased slightly in the second quarter of 2021 due to underspending on capital expenditure programmes, while deposits with the banking sector increased by R57.8 billion.

Gross saving by *non-financial corporate business enterprises* increased by 1.0% in the second quarter of 2021, compared with an increase of 3.5% in the first quarter. Lower corporate savings contributed to a smaller net lending position of R127 billion in the second quarter of 2021, which was channelled to cash and deposits of R13.8 billion and net purchases of fixed-interest securities of R24.6 billion. Along with improved business confidence in the second quarter of 2021, gross capital formation increased from R104 billion in the first quarter of 2021 to R124 billion in the second quarter, mostly due to an increase in capital outlays by private non-financial corporate business enterprises. By contrast, fixed investment by public non-financial corporate business enterprises was lower than in the previous quarter due to further project delays. The demand for credit by non-financial corporate business enterprises decreased as loans of R0.5 billion were repaid in the second quarter of 2021.

Gross capital formation by non-financial corporations



R billions
200
150
100
50
0
2016
2017
2018
2019
2020
2021
Private sector
Public sector

Source: SARB

Household finances remained constrained in the second quarter of 2021, with a net borrowing position of R5.2 billion, as job losses continued despite the improvement in economic activity. Households' deposit holdings increased by R34.6 billion, as some of the proceeds from the closure of a large money market fund were deposited with the banking sector. Households contributed R18.5 billion to interest in insurers and retirement funds, while acquiring loans of R19.0 billion in the second quarter of 2021, compared with R26.0 billion in the first quarter.

26 Unless stated to the contrary, the year-on-year rates of increase in this section compare April–September 2021 to April–September 2020. Data for both periods are unaudited and preliminary.

Public finance[26]

Non-financial public sector borrowing requirement

The preliminary *non-financial public sector borrowing requirement* decreased significantly by R273 billion to R117 billion in the first half (April–September 2021) of fiscal 2021/22. The decrease mostly reflected the significantly smaller borrowing requirement of consolidated general government due to the smaller deficits of both national government and social security funds. The notably smaller deficit of national government could be attributed to the marked improvement in revenue collection. Cash surpluses were recorded by all other spheres of general government and by non-financial public corporations, or state-owned companies (SOCs), over this period.

Non-financial public sector borrowing requirement

R billions

Level of government	Apr–Sep 2020*	Apr–Sep 2021*
Consolidated general government	350.6	146.5
National government	373.5	197.3
Extra-budgetary institutions	-31.4	-36.8
Social security funds	40.8	2.3
Consolidated provincial governments	-29.4	-12.3
Local governments	-2.9	-4.0
Non-financial public enterprises and corporations	40.0	-29.3
Total	**390.6**	**117.2**
As a percentage of gross domestic product	*14.9*	*3.8*

* Deficit (+)/surplus (-)
Components may not add up to totals due to rounding off.
Sources: National Treasury, Stats SA and SARB

Non-financial public sector borrowing requirement


R billions
Per cent
250
200
150
100
50
0
-50
20
16
12
8
4
0
-4
Non-financial public enterprises and corporations
Consolidated general government
Percentage of GDP (right-hand scale)
Deficit
Surplus
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
Fiscal years

* April–September 2021
Sources: National Treasury, Stats SA and SARB

The preliminary financial activities of the non-financial SOCs resulted in a cash *surplus* of R29.3 billion in the first half of fiscal 2021/22, a turnaround from a deficit of R40.0 billion recorded over the same period of the previous year. Total cash receipts from operating activities increased by 27.8% to R228 billion, while total expenditure, inclusive of operating cash payments and net investment in non-financial assets of R199 billion contracted by 9.0% year on year.

Notwithstanding a strong rebound in domestic economic activity following the easing of some COVID-19-related lockdown measures, the pronounced increase in cash receipts could be attributed to liquidity injections from national government with some major SOCs remaining financially distressed. Net investment in non-financial assets increased to R26.1 billion in the first half of fiscal 2021/22.

Financial activities of non-financial public enterprises and corporations


R billions
160
140
120
100
80
60
40
20
0
Total expenditure**
Total operating receipts
Net investment in non-financial assets
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
Fiscal years

* April–September 2021
** Including both operating cash payments and net investment in non-financial assets
Source: SARB

The non-financial public sector borrowing requirement as a ratio of GDP decreased to 3.8% in the first six months of fiscal 2021/22 compared with 14.9% recorded over the same period of the previous fiscal year.

Box 3 The *2021 Medium Term Budget Policy Statement*[1]

The *2021 Medium Term Budget Policy Statement (MTBPS)* sets out priorities for the next three years to support the economic recovery through short-term spending measures and structural reforms, following the destructive effects of the coronavirus disease 2019 (COVID-19) pandemic. This reaffirms the strategy in the *2021 Budget Review* of fiscal sustainability through narrowing the budget deficit and stabilising debt, while supporting the economic recovery and low-income households. This fiscal path will bring about a primary budget surplus[2] and end the fiscal consolidation programme by fiscal 2024/25.

Annual growth in real gross domestic product (GDP) was revised significantly higher by 1.8 percentage points to 5.1% for 2021 compared with the *2021 Budget Review*, and is expected to slow to an average of 1.7% over the next three years. The stronger domestic economic recovery in 2021, following the easing of COVID-19 lockdown restrictions, is supported by the surge in commodity prices along with a temporary increase in tax revenue. Consumer price inflation (CPI) is expected to accelerate to 4.5% in 2021, along with increases in energy and food prices. However, inflation is expected to remain contained within the inflation target range of 3 to 6% up to 2024.

1 The *2021 Medium Term Budget Policy Statement* was presented to Parliament by the Minister of Finance on 11 November 2021.
2 A primary budget surplus is attained when revenue exceeds non-interest expenditure.

Macroeconomic projections*

Percentage

	2020**	2021		2022		2023		2024
		Medium-term estimates***						
	Actual outcome	Budget	MTBPS	Budget	MTBPS	Budget	MTBPS	MTBPS
Real GDP growth	-6.4	3.3	5.1	2.2	1.8	1.6	1.6	1.7
CPI	3.3	3.9	4.5	4.2	4.2	4.4	4.3	4.5
Current account balance (as a percentage of GDP)	2.0	-0.1	3.8	-1.0	0.4	-1.4	-1.5	-1.7
GDP at current prices (R billions)	5 521	5 273	6 112	5 590	6 304	5 915	6 607	7 018

* Calendar years
** *2021 MTBPS*
*** *2021 Budget Review, 2021 MTBPS*

Source: National Treasury

Perceived fiscal risks have increased, with the outlook for government finances being affected by uncertainty regarding global economic growth and inflation outcomes. In addition, the domestic economic growth performance and factors such as the prevalence of electricity supply disruptions, the financial state of state-owned companies (SOCs) and spending on compensation of employees will be paramount to the outcome of government finances over the medium term. The pandemic induced job losses, which raised the level of unemployment, together with the slow pace of implementation of structural reforms weigh on the economic recovery.

Fiscal framework*

R billions/percentage of GDP

	2020/21**	2021/22		2022/23		2023/24		2024/25
	Outcome	Medium-term estimates***						
		Budget	MTBPS	Budget	MTBPS	Budget	MTBPS	MTBPS
Total consolidated revenue	1 414	1 520	1 649	1 635	1 696	1 717	1 773	1 891
Total consolidated expenditure	1 972	2 020	2 129	2 050	2 075	2 095	2 126	2 240
Of which: debt service cost	*232.6*	*269.7*	*269.2*	*308.0*	*303.1*	*338.6*	*334.6*	*365.8*
Primary budget balance	*-318.0*	*-212.8*	*-140.7*	*-109.2*	*-77.2*	*-50.4*	*-20.8*	*16.1*
*Percentage of GDP*** **	*-5.7*	...	*-2.3*	...	*-1.2*	...	*-0.3*	*0.2*
Consolidated budget deficit	-557.7	-500.0	-479.7	-414.1	-379.3	-377.9	-353.6	-348.9
Percentage of GDP	*-10.0*	...	*-7.8*	...	*-6.0*	...	*-5.3*	*-4.9*
Gross loan debt of national government	3 936	4 383	4 314	4 820	4 745	5 234	5 144	5 538
*Percentage of GDP*** **	*70.7*	...	*69.9*	...	*74.7*	...	*76.8*	*77.8*

* Fiscal years
** *2021 MTBPS*
*** *2021 Budget Review and 2021 MTBPS*
**** Main Budget

... The initial budgeted amounts as a percentage of GDP were based on the pre-rebased GDP and are therefore not comparable over time.

Source: National Treasury

With the stronger-than-expected economic recovery, the *2021 MTBPS* revised consolidated government revenue higher by 8.5% to R1 649 billion for fiscal 2021/22, compared with the *2021 Budget Review* estimate of R1 520 billion. Higher than expected revenue collections in the current fiscal year enabled the establishment of a fiscal relief package of R37.9 billion. Consolidated government revenue is expected to average 26.6% of GDP over the medium term.

The estimated gross tax revenue of R1 485 billion for fiscal 2021/22 is R120 billion more than projected in the *2021 Budget Review*, with corresponding increases of R89.8 billion and R59.5 billion expected in fiscal 2022/23 and fiscal 2023/24 respectively. The fiscal framework provides for R3.9 billion to the South African Special Risks Insurance Association (SASRIA) in the wake of the civil unrest in July 2021, but not for any additional support to SOCs.

Revisions to consolidated government revenue and expenditure*


R billions
150
100
50
0
-50
-100
-150
-200
-250
-300
-350
Revised higher (+)
Medium-term estimates
Revised lower (-)
2016/17
17/18
18/19
19/20
20/21
21/22
22/23
23/24
Fiscal years
Revenue
Expenditure

* Budget Review to MTBPS

Source: National Treasury

Consolidated government expenditure for fiscal 2021/22 was revised marginally higher to R2 129 billion in the *2021 MTBPS*, from R2 020 billion estimated in the *2021 Budget Review*. Expenditure is expected to decline slightly to R2 075 billion in fiscal 2022/23 before increasing to R2 240 billion in fiscal 2024/25. These revisions reflected, among other factors, wage bill adjustments, the reintroduction of the R350 *special COVID-19 social relief of distress grant* until the end of fiscal 2021/22 as well as additional support for small businesses affected by COVID-19 restrictions and the destruction to infrastructure caused by the civil unrest in July 2021. Total consolidated government expenditure by function (non-interest spending) is expected to decline at an annual average rate of 0.4% over the medium term, while debt service costs is expected to increase by an average of 10.8% per annum.

The consolidated government budget deficit of 7.8% of GDP for fiscal 2021/22 in the *2021 MTBPS* is significantly lower than the originally estimated 9.3% in the *2021 Budget Review*. The deficit is expected to decline further, and to average 5.4% over the medium term.

Fiscal sustainability necessitates a primary budget *surplus* to bring the fiscal consolidation process to an end by fiscal 2024/25 and to stabilise the debt-to-GDP ratio at 78.1% by fiscal 2025/26. This requires stronger economic growth, supported by structural reforms to unlock private-sector investment and job creation. The payment for capital assets is expected to increase by more than the consumer price inflation rate, at an annual average of 8.0% over the medium term, along with the stated aim to shift spending from consumption to investment.

Debt-service costs – the fastest growing component of spending given the increase in national government debt – are expected to increase from R269 billion (4.4% of GDP) in the current fiscal year to R366 billion or 5.1% of GDP in fiscal 2024/25.

Consolidated government budget deficit


Percentage of GDP
R billions
Actual
Medium-term estimates
12
10
8
6
4
2
0
700
600
500
400
300
200
100
0
2016/17
17/18
18/19
19/20
20/21
21/22
22/23
23/24
24/25
Fiscal years
Budget deficit (right-hand scale)
Actual: budget deficit ratio to GDP
2020 Budget Review
2020 MTBPS
2021 Budget Review
2021 MTBPS

Source: National Treasury

Government's gross borrowing requirement (both the budget deficit and maturing loans) was revised lower to R475 billion for fiscal 2021/22, from R548 billion at the time of the February 2021 Budget. Over the medium term, the gross borrowing requirement is expected to average R503 billion, compared with R551 billion estimated in the *2021 Budget Review*. Government's financing strategy does not include any new short-term borrowing during the current fiscal year, while long-term borrowing in the domestic bond market is expected to decline meaningfully from R380 billion to R285 billion in fiscal 2021/22, with additional foreign funding during the current fiscal year.

National government gross loan debt


R billions
Percentage of GDP
Actual
Medium-term estimates
6 000
5 000
4 000
3 000
2 000
1 000
0
100
80
60
40
20
0
2016/17
17/18
18/19
19/20
20/21
21/22
22/23
23/24
24/25
As at 31 March of each fiscal year
Total
Actual: debt-to-GDP ratio (right-hand scale)
2021 Budget Review
2021 MTBPS

Source: National Treasury

The gross loan debt of national government of R4 383 billion at the end of fiscal 2021/22 in the *2021 Budget Review* was revised marginally lower to R4 314 billion (69.9% of GDP) in the *2021 MTBPS*. Nonetheless, gross loan debt is expected to increase further to R5 538 billion (77.8% of GDP) in fiscal 2024/25 and to stabilise at 78.1% of GDP in fiscal 2025/26.

Budget comparable analysis of national government finance

National government finances improved further as the cash book deficit decreased by R164 billion to R202 billion in the first half of fiscal 2021/22 (April–September 2021) compared with the same period of the previous fiscal year. This reflected much improved revenue collections which far outpaced expenditure growth. The deficit was primarily financed through the issuance of debt securities in the domestic financial markets.

National government finances

	Actual Apr–Sep 2020		Actual Apr–Sep 2021		Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22	
	R billions	Percentage change[3]	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Revenue	510.1	-18.7	721.5	41.4	1 351.7	9.3	1 483.2	20.0
Percentage of GDP	*19.5*		*23.2*		*25.3*		*24.0*	
Expenditure	877.0	7.3	924.0	5.4	1 834.3	2.6	1 893.1	5.9
Percentage of GDP	*33.6*		*29.7*		*34.3*		*30.7*	
Cash book balance[6]	**-366.9**		**-202.5**		**-482.6**		**-409.9**	
Percentage of GDP	*-14.0*		*-6.5*		*-9.0*		*-6.6*	
Primary balance[7]	-250.6		-72.3		-212.8		-140.7	
Percentage of GDP	*-9.6*		*-2.3*		*-4.0*		*-2.3*	
Gross loan debt[8]	3 714.1	20.3	4 157.5	11.9	4 382.8	11.4	4 313.9	9.6
Percentage of GDP	*67.8*		*68.6*		*81.9*		*69.9*	

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: actual outcome on previous year's actual outcome
4 Year-on-year percentage change: budgeted on previous year's actual outcome
5 Year-on-year percentage change: revised estimates on previous year's actual outcome
6 Cash book deficit (-)/surplus (+)
7 Cash book deficit (-)/surplus (+) excluding interest payments
8 As at 30 September for rand values

Sources: National Treasury, SARS and Stats SA

National government revenue increased by 41.4% year on year to R722 billion in the first half of fiscal 2021/22, albeit from a low COVID-19-induced base a year earlier. The increase was broad-based among the different revenue components. The *2021 Budget Review* projected an increase of 9.3% in revenue to R1 352 billion for full fiscal 2021/22, which was revised higher to R1 483 billion in the *2021 MTBPS*. The ratio of revenue to GDP increased from 19.5% in the first half of fiscal 2020/21 to 23.2% in the same period of fiscal 2021/22.

Taxes on income, profits and capital gains increased by 39.0% year on year to R428 billion for the period April–September 2021, compared with the corresponding period of the previous year. The main drivers were both higher corporate income tax (CIT) collections of R154 billion and personal income tax (PIT) receipts of R259 billion, which increased by 99.8% and 18.1% respectively. The higher CIT collections could be attributed to a notable increase in provisional tax payments, following the robust performance of the mining sector. Growth in PIT receipts resulted mostly from higher-than-expected pay-as-you-earn (PAYE) collections across all sectors of the economy, particularly in September 2021. The originally projected revenue from taxes on income, profits and capital gains of R762 billion for fiscal 2021/22 in the *2021 Budget Review* was revised higher to R867 billion in the *2021 MTBPS*.

Revenue from taxes on goods and services increased substantially by 36.4% year on year to R248 billion in the first half of fiscal 2021/22. This resulted from strong growth in net value-added tax (VAT) receipts, other excise duties and the fuel levy, which increased year on year by R39.3 billion, R13.3 billion and R11.5 billion respectively over the period. However, these collections were partially offset by higher VAT refunds of R124 billion. Revenue from taxes on

goods and services of R514 billion as projected for fiscal 2021/22 in the *2021 Budget Review* was revised higher to R525 billion in the *2021 MTBPS*.

National government revenue in fiscal 2021/22

Revenue source	Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22		Actual Apr–Sep 2021	
	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Taxes on income, profits and capital gains	762.0	6.1	866.8	20.7	427.8	39.0
Of which: Income tax on individuals	516.0	5.6	542.0	11.0	258.9	18.1
Income tax on companies	213.1	4.3	268.7	41.3	153.6	99.8
Payroll taxes	17.8	45.4	18.9	54.6	9.2	216.1
Taxes on property	16.8	5.6	19.3	21.3	11.3	59.7
Taxes on goods and services	514.3	12.9	524.8	15.2	248.3	36.4
Of which: Value-added tax (VAT) net	370.2	11.8	373.6	12.8	175.7	25.8
Domestic	430.1	9.4	440.0	12.0	216.6	19.0
Imports	181.3	9.0	193.3	16.1	83.6	29.7
Refunds	-241.2	5.7	-259.6	13.8	-124.4	13.1
Fuel levy	83.8	11.5	91.0	21.1	43.7	35.6
Other excise duties	49.4	30.1	48.8	28.4	21.6	158.1
Taxes on international trade and transactions	54.0	13.2	55.7	16.9	23.4	24.2
Of which: Import duties	53.1	12.2	54.7	15.5	22.5	26.9
Other revenue[6]	32.8	-34.3	43.6	-12.6	24.5	4.8
Less: SACU[7] payments	46.0	-27.5	46.0	-27.5	23.0	-27.5
Total revenue	**1 351.7**	**9.3**	**1483.2**	**20.0**	**721.5**	**41.4**

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: budgeted on previous year's actual outcome
4 Year-on-year percentage change: revised estimates on previous year's actual outcome
5 Year-on-year percentage change: actual outcome on previous year's actual outcome
6 Including non-tax revenue and extraordinary receipts
7 Southern African Customs Union
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Sources: National Treasury and SARS

Income from taxes on international trade and transactions increased by a sizeable 24.2% year on year to R23.4 billion in the first half of fiscal 2021/22 due to higher import volumes of key contributing goods such as original equipment components, machinery and electric machinery, among others.

Other revenue, largely comprising non-tax revenue, increased by 4.8% year on year to R24.5 billion in the first six months of fiscal 2021/22, mainly on account of higher rent on land of R15.9 billion. The *2021 Budget Review* earmarked R46.0 billion for the Southern African Customs Union (SACU) for fiscal 2021/22, with the first two equal instalments paid in April and July 2021, totalling R23.0 billion.

Total revenue collections of R821 billion in the first seven months of fiscal 2021/22 represented a year-on-year increase of 38.3% as all tax categories continued to record strong year-on-year growth.

Composition of national government gross tax revenue

Percentage change over one year


Total gross tax revenue
Income tax payable by individuals
Income tax payable by companies
Taxes on property
Import duties
Value-added tax (net)
Fuel levy
Other*
0
25
50
75
100
125
Fiscal year 2021/22

Originally budgeted for full fiscal year
Revised estimates, *2021 MTBPS*
Actual: April–September 2021

* Including secondary tax on companies, withholding tax on interest and other excise duties

Sources: National Treasury, SARS and SARB

Revenue of national government

Percentage change over one year


40
30
20
10
0
-10
*
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
Fiscal years

Originally budgeted
Revised estimate: *2021 MTBPS*
Actual

* April–October 2021

Sources: National Treasury, SARS and SARB

National government expenditure increased by 5.4% year on year to R924 billion in the first half of fiscal 2021/22, largely due to rising interest payments on government debt and higher voted expenditure by national government departments. The *2021 MTBPS* revised total expenditure higher to R1 893 billion for fiscal 2021/22, from the R1 834 billion originally envisaged in the *2021 Budget Review*. National government expenditure as a ratio of GDP of 29.7% in the first half of fiscal 2021/22 was lower than the 33.6% recorded in the same period of the previous fiscal year.

National government expenditure in fiscal 2021/22

Expenditure item	Originally budgeted[1] Fiscal 2021/22		Revised estimates[2] Fiscal 2021/22		Actual Apr–Sep 2021	
	R billions	Percentage change[3]	R billions	Percentage change[4]	R billions	Percentage change[5]
Voted expenditure	980.6	-2.3	1 033.7	3.0	507.1	5.6
Of which: Transfers and subsidies	662.8	-0.6	695.2	4.2	344.0	0.2
Current payments	256.0	7.0	266.8	11.5	120.3	6.2
Payments for capital assets	15.0	31.2	15.8	38.0	3.8	9.1
Payments for financial assets	46.8	-45.7	55.9	-35.1	39.0	93.9
Statutory amounts[6]	853.7	8.9	859.4	9.6	416.9	5.0
Of which: Provincial equitable share	523.7	0.6	544.8	4.6	269.2	0.0
Interest on debt	269.6	16.1	269.1	15.9	130.2	12.0
General fuel levy	14.6	4.2	14.6	4.2	4.9	4.2
Total expenditure	**1 834.3**	**2.6**	**1 893.1**	**5.9**	**924.0**	**5.4**

1 *2021 Budget Review*
2 *2021 MTBPS*
3 Year-on-year percentage change: budgeted on previous year's actual outcome
4 Year-on-year percentage change: revised estimates on previous year's actual outcome
5 Year-on-year percentage change: actual outcome on previous year's actual outcome
6 Including extraordinary payments
Components may not add up to totals due to rounding off and the exclusion of unclassified items.

Source: National Treasury

Total voted expenditure by national government departments increased by 5.6% year on year to R507 billion in the first half of fiscal 2021/22. Payments for financial assets increased by a marked 93.9% year on year to R39.0 billion, inclusive of payments to Eskom (R31.7 billion), South African Airways (R4.1 billion) and Denel (R2.7 billion). Current payments increased by 6.2% year on year to R120 billion, while transfers and subsidies of R344 billion remained broadly unchanged compared with the same period a year earlier. Voted expenditure was revised higher in the *2021 MTBPS* to R1 034 billion compared with R981 billion envisaged in the *2021 Budget Review* for fiscal 2021/22.

Interest paid on national government debt of R130 billion for the period April–September 2021 was 12.0% more than in the same period a year earlier. From each R100 collected through tax revenue, R19.93 was used to service the debt of national government in the first half of fiscal 2021/22. Debt-service cost remained broadly unchanged in the *2021 MTBPS* at R269 billion for fiscal 2021/22.

Expenditure by national government


Percentage change over one year
15
12
9
6
3
0
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
*
Fiscal years
Originally budgeted
Revised estimate: *2021 MTBPS*
Actual

* April–October 2021

Sources: National Treasury, SARS and SARB

National government debt-service cost as a ratio of total tax revenue


Per cent
25
20
15
10
5
0
2001/02
03/04
05/06
07/08
09/10
11/12
13/14
15/16
17/18
19/20
21/22
*
Fiscal years

* April–September 2021

Sources: National Treasury, SARS and SARB

Provincial equitable share transfers – the main source of provincial governments' revenue – remained broadly unchanged at R269 billion in the first half of fiscal 2021/22, compared with the same period a year earlier. The *2021 Budget Review* allocated R524 billion as equitable share transfers to provinces for fiscal 2021/22, which was subsequently revised higher to R545 billion in the *2021 MTBPS*. An amount of R14.6 billion was also earmarked as a share of the general fuel levy, in agreement with metropolitan municipalities for the current fiscal year. In August 2021, the first tranche of three equal instalments of R4.9 billion was transferred to metropolitan municipalities.

Total expenditure increased by 4.9% year on year to R1 060 billion in the first seven months of fiscal 2021/22, largely due to protracted COVID-19-related spending and financial support to some SOCs.

Fiscal developments in the first half of fiscal 2021/22 resulted in a cash book deficit of R202 billion, which was R164 billion less than in the same period of fiscal 2020/21 due to much faster growth in revenue than spending. The *2021 Budget Review's* envisaged cash book deficit of R483 billion for fiscal 2021/22 was subsequently revised lower to R410 billion in the *2021 MTBPS*. The cash book deficit of R239 billion in the first seven months of fiscal 2021/22 was R177 billion less than a year earlier.

Cumulative deficit of national government


R billions
600
500
400
300
200
100
0
Actual 2020/21
Actual 2021/22
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Fiscal years
Originally budgeted deficit of R483 billion for fiscal 2021/22, 2021 Budget Review
Revised budget deficit of R410 billion for fiscal 2021/22, 2021 MTBPS

Sources: National Treasury, SARS and SARB

27 The primary deficit is the cash book deficit excluding interest payments.

National government's primary deficit[27] amounted to R72.3 billion (2.3% of GDP) in the first half of fiscal 2021/22, notwithstanding notable monthly surpluses of R90.6 billion and R13.9 billion in June and September 2021 respectively. However, the deficit was significantly smaller than the primary deficit of R251 billion (9.6% of GDP) in the first half of the preceding fiscal year.

National government's cash flow deficit decreased significantly from R391 billion in the first half of fiscal 2020/21 to R206 billion in the first half of the current fiscal year. After taking the cost on the revaluation of foreign debt at redemption and accrual adjustments into account, the net borrowing requirement of R178 billion in the first half of fiscal 2021/22 was R174 billion less than in the same period of the previous fiscal year.

National government financing

R billions

Item or instrument	Actual Apr–Sep 2020	Actual Apr–Sep 2021	Originally budgeted[1] Fiscal 2021/22	Revised estimates[2] Fiscal 2021/22
Cash book deficit	**366.9**	**202.5**	**482.6**	**409.9**
Cash flow deficit[3]	**390.8**	**206.2**	...	...
Plus: Cost/profit on revaluation of foreign debt at redemption[4]	6.5	1.9	2.5	1.9
Accrual adjustments	45.8	30.5	...	...
Net borrowing requirement	**351.5**	**177.6**	**485.1**	**411.8**
Treasury bills and short-term loans[5]	86.9	1.0	9.0	0.0
Domestic bonds[5]	248.7	117.4	319.2	224.0
Foreign bonds and loans[5]	79.0	12.1	44.3	75.6
Change in available cash balances[6]	63.0	47.2	112.6	112.2
Total net financing[7]	**351.5**	**177.6**	**485.1**	**411.8**

1 *2021 Budget Review*
2 *2021 MTBPS*
3 The cash flow deficit includes extraordinary receipts and payments, and differs from the cash book deficit.
4 Cost (+)/profit (-)
5 Net issuance (+)/net redemption (-)
6 Increase(-)/decrease (+)
Components may not add up to totals due to rounding off.
... Not available

Sources: National Treasury and SARB

National government financed the smaller net borrowing requirement primarily in the domestic financial markets through the net issuance of long-term government bonds of R117 billion, while TBs and short-term loans from the CPD recorded a negligible net issuance of only R974 *million*. Government's net issuance of foreign bonds and loans amounted to R12.1 billion for the period April–September 2021. Over the same period, national government decreased available cash balances by R47.2 billion.

National government's gross loan debt increased by 11.9% year on year to R4 158 billion as at 30 September 2021 or 68.6% of GDP, slightly higher than the 67.8% a year earlier. This surge in debt reflected a significant rise in the outstanding balance of domestic debt, which accounted for 90.1% of total gross loan debt, whereas foreign debt declined over the same period. The *2021 Budget Review's* envisaged total gross loan debt of R4 383 billion for fiscal 2021/22 was revised slightly lower to R4 314 billion (69.9% of GDP) in the *2021 MTBPS*. As at 31 October 2021, it had already amounted to R4 198 billion or 97.3% of the total revised projected gross loan debt for the full fiscal year.

Gross loan debt of national government


R billions
Percentage of GDP
5 000
4 000
3 000
2 000
1 000
0
90
80
70
60
50
40
30
20
10
0
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
**
*

As at 31 March of each fiscal year

Originally budgeted
Actual
Actual: debt-to-GDP ratio (right-hand scale)
Originally estimated: *2021 Budget Review*
Revised estimate, *2021 MTBPS*

* As at 30 September 2021
** As at 31 October 2021

Sources: National Treasury, Stats SA and SARB

National government's domestic debt (marketable and non-marketable) of R3 745 billion as at 30 September 2021 was R472 billion higher compared with the same period a year earlier. This significant increase reflected the higher net issuance of domestic marketable debt (bonds and TBs), while non-marketable debt (short-term loans from the CPD, bonds and other debt) contracted. Domestic marketable debt increased at a year-on-year rate of 15.8% to R3 724 billion (99.5% of the total stock of domestic debt) as at 30 September 2021, due to the high net issuance of marketable bonds. Over the same period, domestic non-marketable debt declined significantly by R36.8 billion to R20.4 billion (0.5% of the total stock of domestic debt) owing to the repayment of short-term loans from the CPD.

Domestic debt of national government


R billions
4 500
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
*

As at 31 March of each fiscal year

Originally budgeted
Revised estimate: *2021 MTBPS*
Actual

* As at 30 September 2021

Sources: National Treasury and SARB

National government's foreign debt (marketable and non-marketable) contracted by 6.4% year on year to R413 billion as at 30 September 2021, notwithstanding the issuances of foreign loans in October 2020 and June 2021. The decrease could be attributed to the net redemption of foreign bonds and loans to the value of R3.9 billion and the revaluation effects of the appreciation in the exchange value of the rand against major trading currencies over the period. Foreign marketable debt of R312 billion (75.6% of total foreign debt) as at 30 September 2021 reflected a contraction of 11.2% compared with the same period a year earlier. By contrast, foreign non-marketable debt increased by 12.7% to R101 billion (24.4% of total foreign debt) over the same period.

National government foreign debt


R billions
450
400
350
300
250
200
150
100
50
0
Marketable
Non-marketable
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22*
As at 31 March of each fiscal year

* As at 30 September 2021

Sources: National Treasury and SARB

Before accounting for revaluation effects, national government's foreign debt amounted to R365 billion as at 30 September 2021, compared with R413 billion after revaluation. As at 30 September 2021, total foreign debt was denominated in four currencies, namely the US dollar, euro, the IMF's SDR and the rand. The US dollar-denominated debt and the IMF's SDR together accounted for 96.7% of the total outstanding stock of foreign debt as at 30 September 2021, with the balance shared between the other currencies.

Note on the impact of the benchmark revisions and rebasing of South Africa's national accounts statistics on income, saving, capital formation and capital stock statistics[1]

by Elriette Botes, Karen Kuhn, Khumbudzo Muneri, Bryan Sampson and Bart Stemmet[2]

Introduction

The revised income, savings, capital formation and capital stock statistics presented in this note follows the comprehensive benchmark revision and rebasing of South Africa's national accounts statistics, jointly undertaken by Statistics South Africa (Stats SA) and the South African Reserve Bank (SARB). These statistics were published by Stats SA on 25 August 2021 and were incorporated in the September 2021 edition of the *Quarterly Bulletin*.[3] A supplement containing all the revised national accounts statistics as well as a discussion of the conceptual, methodological, classification and source data changes will be published by the SARB on 22 February 2022.

The main highlight of the outcome of the revision relates to the 16.3% upward adjustment of nominal disposable income of households in 2015. This mainly reflected an increase of almost similar magnitude in the compensation of employees. The increase in the level of nominal disposable income consequently led to a decrease in ratio values when income is used as the denominator in these calculations. Total gross saving as a percentage of gross domestic product was slightly lower in 2015, following the revisions due to the decrease in the gross saving ratio of the corporate sector, offsetting increases in both households and general government. The reduction in real capital stock in 2020 reflected the significant negative nominal net capital formation that occurred during the early period of the coronavirus disease 2019 (COVID-19) pandemic.

Revision to gross national income[4]

The level of gross national income (GNI) at current prices increased by 9.4% in 2015, following the revisions. The difference between the revised and previous level of nominal GNI averaged 10% between 2010 and 2020. The annual growth rates in real GNI before and after the revisions are similar, both in magnitude and progression, with the average growth rate between 2010 and 2020 edging slightly higher from 1.1% before the revisions to 1.2% thereafter.

Figure 1 Gross national income


Nominal
R billions
6 000
5 500
5 000
4 500
4 000
3 500
3 000
2 500
Before
After
2010
2012
2014
2016
2018
2020
Real
Percentage change over one year
6
4
2
0
2
-4
-6
Before (constant 2010 prices)
After (constant 2015 prices)
2010
2012
2014
2016
2018
2020

Source: SARB

1 This note follows the 'Note on the benchmark revisions and rebasing of South Africa's national accounts statistics', published in the September 2021 edition of the *Quarterly Bulletin*.

2 The authors would like to thank the staff of the National Accounts Unit in the Economic Statistics Department of the SARB for their valuable contribution to the benchmarking and rebasing of South Africa's national accounts statistics.

3 Due to the proximity of the release of the September *Quarterly Bulletin* to the Stats SA releases and the extent of the further revisions required to the additional SARB national accounts statistics, some historical statistics as from the first quarter of 1993 were only published on the SARB website on 21 October 2021. The revised national accounts statistics from 1946 to the fourth quarter of 1992 will be available on the SARB website as from 15 December 2021.

4 For gross national income statistics, see pages S–114 and S–141 in this edition of the *Quarterly Bulletin*.

Revision to the disposable income of households[5]

The level of the nominal disposable income of households increased by 16.3%, from before to after the revisions in 2015, with the average increase between 2010 and 2020 being of similar magnitude. This is more or less similar to the increase in household final consumption expenditure over the same period. Compensation of employees, with an average increase of 13.1%, contributed most to the higher level of nominal disposable income of households. The annual growth rates in the real disposable income of households before and after revisions are similar both in magnitude and progression, with the average rate between 2010 and 2020 edging up slightly from 1.3% before the revisions to 1.5% thereafter.

5 Statistics for disposable income of households are published on page S–141 in this edition of the *Quarterly Bulletin*.

Figure 2 Disposable income of households


Nominal
R billions
Before
After
4 000
3 500
3 000
2 500
2 000
1 500
2010 2012 2014 2016 2018 2020
Real
Percentage change over one year
Before (constant 2010 prices)
After (constant 2015 prices)
6
4
2
0
-2
-4
-6
2010 2012 2014 2016 2018 2020

Source: SARB

Revisions of selected ratios to disposable income of households[6]

Household debt as a percentage of nominal disposable income in 2015 decreased from 76.4% before the revisions to 68.3% thereafter and, on average, from 76.7% to 68.7% between 2010 and 2020, due to the increase in the level of nominal disposable income exceeding that in debt. Households' debt service cost as a percentage of nominal disposable income in 2015 remained unchanged at 9.2% before and after the revisions.

6 For selected ratios to disposable income of household statistics, see page S–160 in this edition of the *Quarterly Bulletin*.

Figure 3 Selected ratios to disposable income of households


Household debt
Per cent
85
80
75
70
65
60
2010 12 14 16 18 2020
Household net wealth
Per cent
400
380
360
340
320
300
2010 12 14 16 18 2020
Household debt service cost
Per cent
10.0
9.6
9.2
8.8
8.4
8.0
2010 12 14 16 18 2020
Before
After

Seasonally adjusted

Source: SARB

The level of households' net wealth increased in 2015 after the benchmark revision, as the increase in the value of assets exceeded that in liabilities. The higher level of household financial assets reflected new counterparty data and changes in the methodology to estimate financial assets. However, households' net wealth as a percentage of nominal disposable income in 2015 still decreased from 383% before the revisions to 363% thereafter, as the increase in nominal disposable income exceeded that in wealth. Similarly, the average ratio over the period 2010 to 2020 decreased from 365% before the revisions to 352% thereafter.

7 For the saving statistics, see page S–141 in this edition of the *Quarterly Bulletin*.

Revisions to saving[7]

The level of gross saving changed due to the combined effect of the benchmark revisions and rebased statistics of output, intermediate consumption and the compensation of employees. In addition, property income, social contributions and benefits, current taxes on income and wealth as well as current transfers for all institutional sectors were also revised, incorporating more complete data sources.

Total gross saving as a percentage of nominal GDP decreased slightly in 2015, from 16.3% before the revisions to 14.3% thereafter. The lower rate in 2015 reflected a decrease in the gross saving of the corporate sector, from 14.6% before the revisions to 11.9% thereafter. Households' gross saving as a percentage of nominal GDP increased marginally in 2015, from 1.0% before the revisions to 1.5% thereafter, while the saving of general government as a percentage of nominal GDP also increased marginally in 2015, from 0.8% before the revisions to 0.9% thereafter.

Gross saving as a percentage of nominal gross domestic product before and after revisions

Per cent

Sector	2015	
	Before	After
Household	1.0	1.5
Corporate	14.6	11.9
General government	0.8	0.9
Total saving	**16.3**	**14.3**

Source: SARB

The average gross saving rate of the total domestic economy as a percentage of nominal GDP for the period 2010 to 2020 declined to 14.5% after the revisions, from 15.8% before the revisions.

Average gross saving as a percentage of nominal gross domestic product

Per cent

Sector	2010–2020	
	Before	After
Households	1.0	1.5
Corporates	14.9	13.4
General government	-0.1	-0.5
Total saving	**15.8**	**14.5**

Source: SARB

The average household saving rate as a percentage of nominal GDP between 2010 and 2020 increased from 1.0% to 1.5%, with the revised rate increasing from a low of 0.7% in 2013 to a recent high of 2.6% in 2020. By contrast, the average gross saving of the corporate sector as a percentage of nominal GDP for the period 2010 to 2020 decreased from 14.9% before the revisions to 13.4% thereafter, although increasing in recent years from a low of 11.8% in 2018 to 19.3% in 2020. The gross dissaving of general government as a percentage of nominal GDP for the period 2010 to 2020 decreased marginally from an average of 0.1% before the revisions to 0.5% thereafter, while recording a gross saving of 0.9% of nominal GDP in both 2011 and 2015 and a dissaving of 7.1% in 2020 when expenditure related to the COVID-19 pandemic was quite strong.

Figure 4 Gross saving as a ratio of gross domestic product



Total
Per cent
20
18
16
14
12
10
2010 2012 2014 2016 2018 2020
Corporate
Per cent
20
18
16
14
12
10
2010 2012 2014 2016 2018 2020
General government
Per cent
2
0
-2
-4
-6
-8
2010 2012 2014 2016 2018 2020
Household
Per cent
3.0
2.5
2.0
1.5
1.0
0.5
0.0
2010 2012 2014 2016 2018 2020
Before
After

Source: SARB

Revisions to capital formation and capital stock[8]

The revised real fixed capital stock estimates reflect a changed methodology to calculate the consumption of fixed capital from a straight line to a geometric approach, revisions of nominal gross fixed capital formation estimates, revised asset life assumptions and the new reference (base) year. While the impact on total consumption of fixed capital and total real fixed capital stock seems marginal, the components were affected to varying degrees as a result

8 For gross and net capital formation statistics, see page S–134 and S-131 in this edition of the *Quarterly Bulletin*.

of sector-specific factors. Although smaller after the revisions, the significant contraction in nominal net capital formation in 2020 indicates that capital investment during the early period of the COVID-19 pandemic was insufficient to maintain fixed capital stock levels, resulting in a reduction in real capital stock.

Figure 5 Capital formation



Gross capital formation
R billions
Before
After
1 000
800
600
400
200
0
1993 96 99 02 05 08 11 14 17 2020
Total consumption of fixed capital*
R billions
Before
After
*At replacement cost
Net capital formation
R billions
300
200
100
0
-100
-200
Total real fixed capital stock
R billions
Before (constant 2010 prices)
After (constant 2015 prices)
9 000
8 000
7 000
6 000
5 000
4 000

Sources: Stats SA and SARB

Notes to tables

Land and Agricultural Development Bank of South Africa – table on S–17

The statistics for cash credit advances by the Land and Agricultural Development Bank of South Africa in table KB119 have been revised as from January 1966 due to the application of an enhanced seasonal adjustment methodology.

Monetary analysis – tables on S–24

The seasonally adjusted statistics for M3 and claims on the private sector in the monetary analysis tables, KB126 and KB127, have been revised as from January 1966 due to the application of an enhanced seasonal adjustment methodology. The seasonally adjusted statistics for net foreign assets and net claims on the government sector in these tables have been replaced by seasonally adjusted statistics for gross claims on the government sector and government deposits.

Weighted average bank deposit rates – table on S–30

This edition of the *Quarterly Bulletin* includes the inaugural publication of weighted average private-sector bank deposit rates, in table KB135. Except for selected time series with a longer history, most are only available at a monthly frequency from January 2013 and reflect interest rates per annum as at month-end.

Weighted average bank lending rates – table on S–31

This edition of the *Quarterly Bulletin* includes the inaugural publication of weighted average private-sector bank lending rates, in table KB136. Except for selected time series with a longer history, most are only available at a monthly frequency from January 2013 and reflect the interest rates per annum as at month-end.

Money market and related interest rates – table on S–32

The contents of table KB130 were revised as some of these time series are now included in the weighted average bank deposit and lending rates tables on pages S–30 and S–31. The money market and related interest rates table KB130 now includes more maturities of the Johannesburg Interbank Average Rates, forward rate agreements, SARB debentures and Treasury bills.

Capital market interest rates and yields – tables on S–33

The weighted average interest rates on fixed deposits at banks in table KB201 were replaced by nominal fixed interest rates on RSA retail savings bonds with maturities of 2, 3 and 5 years. The maximum prescribed interest rates in the National Credit Act 34 of 2005, as published in table KB233 on page S–35, have replaced the Usury Act 73 of 1968 (Usury Act) maximum finance charge rates as from June 2007. The publication of the Usury Act statistics in table KB202 has therefore been discontinued as from this edition of the *Quarterly Bulletin*. The interest rate paid by the South African Revenue Services (SARS) in respect of refunds of provisional tax overpaid was added to table KB202.

Derivative market activity – table on S–35

The interest rate and currency derivatives statistics in table KB205 now reflect open interest, which is the total number of outstanding contracts, instead of the number of contracts traded.

Share prices – table on S–36

The share price indices in table KB206 were rebased to 2015=100.

Yields and stock exchange activity – table on S–37

The index measuring the number of shares traded in table KB207 was rebased to 2015=100.

Trust companies – table on S–47

The statistics of trust companies in table KB253 have been revised as from the third quarter of 1992. The presentation is aligned to the South African Reserve Bank's (SARB) new trust company form as introduced from the third quarter of 2021. This provides for both more detailed financial and non-financial instruments as well as institutional sector counterparties, in accordance with the *System of National Accounts 2008 (2008 SNA)*.[1]

1 See https://unstats.un.org/unsd/nationalaccount/docs/SNA2008.pdf.

The presentation of the assets includes the following changes:

- The assets now include both own and administered assets across the different asset classes.
- Investment in participation bond schemes was reclassified from loans to equity.
- Equity includes all investments in collective investment schemes.
- Accounts receivable is now shown separately, whereas it was previously included as part of other assets.
- The value of all foreign assets is now shown separately as 'of which: foreign assets'.

Finance companies – tables on S–48

The statistics of finance companies published in this edition of the *Quarterly Bulletin* have been revised from the third quarter of 1992. The presentation has been aligned to the SARB's new finance company form, which was introduced from the third quarter of 2021, and provides for more detailed financial and non-financial instruments as well as institutional sector counterparties, in accordance with the 2008 SNA.

The presentation of the liabilities in table KB251 includes the following changes:

- Interest-bearing securities is now shown separately, whereas it was previously included as part of other loans.
- Accounts payable is now shown separately, whereas it was previously included as part of other liabilities.
- The value of all foreign liabilities is now shown separately as 'of which: foreign liabilities'.

The presentation of the assets in table KB252 includes the following changes:

- Gold coins are now classified as non-financial assets, whereas they were previously part of cash and deposits.
- Equipment, movable assets and assets leased out are now classified as non-financial assets, whereas they were previously part of other assets.
- Debtors are part of accounts receivable.
- Interest-bearing securities is now shown separately, whereas it was previously included as part of other assets.
- The value of all foreign assets is now shown separately as 'of which: foreign assets'.

Ownership distribution of domestic marketable debt – tables on S–58 and S–59

The holdings of domestic marketable debt by the Public Investment Corporation (PIC) in tables KB431 and KB432 have been revised, from this edition of the *Quarterly Bulletin*, to only reflect the PIC's own holdings, with the residual allocated to the non-monetary sector.

Government finance statistics of financial and non-financial public enterprises and corporations – tables on S–76 and S–78

The statistics in tables KB422 and KB445 as well as KB447 and KB446 have been revised from fiscal 2009/10 to provide for enhanced institutional sector classification.

Liabilities and assets of financial and non-financial public enterprises and corporations – tables on S–82 and S–83

The statistics in tables KB448 and KB449 as well as in KB425 and KB426 have been revised from fiscal 2009/10 to provide for enhanced institutional sector classification.

Gross fixed capital formation at current prices – table on S–124

The breakdown of gross fixed capital formation by the community, social and personal services sector at current prices into institutional sectors in table KB613 are discontinued as from this edition of the *Quarterly Bulletin*. This aligns the treatment of the community, social and personal services sector at current price to that of constant price in table KB614 on page S–125.

Monetary analysis – table on S–152

The seasonally adjusted values for M1(A), M1, M2 and M3 in table KB800 have been revised as from January 1966 due to the application of an enhanced seasonal adjustment methodology and as a result the income velocity of circulation of money statistics have been revised.

Abbreviations

2008 SNA	*System of National Accounts*
Alsi	All-Share Index
BER	Bureau for Economic Research (Stellenbosch University)
BIS	Bank for International Settlements
CIT	corporate income tax
COVID-19	coronavirus disease 2019
CPD	Corporation for Public Deposits
CPI	consumer price index
CTSE	Cape Town Stock Exchange
EMBI+	Emerging Markets Bond Index Plus
ETF	exchange traded funds
FAO	Food Agricultural Organization
FNB	First National Bank
FRA	forward rate agreement
FSCA	Financial Sector Conduct Authority
FX	foreign exchange
GDE	gross domestic expenditure
GDP	gross domestic product
GNI	gross national income
GVA	gross value added
IIP	international investment position
ILO	International Labour Organization
IMF	International Monetary Fund
Jibar	Johannesburg Interbank Average Rate
JSE	JSE Limited
M3	money supply
MPC	Monetary Policy Committee
MTBPS	*Medium Term Budget Policy Statement*
NEER	nominal effective exchange rate
OPEC+	Organization of the Petroleum Exporting Countries and allies
PAYE	pay as you earn
PGM	platinum group metal
PIT	personal income tax
QLFS	*Quarterly Labour Force Survey*
REER	real effective exchange rate
repo (rate)	repurchase (rate)
S&P	Standard & Poor's
Sabor	South African Benchmark Overnight Rate
SACU	Southern African Customs Union
SAMOS	South African Multiple Option Settlement
SARB	South African Reserve Bank
SARS	South African Revenue Service

SASRIA	South African Special Risks Insurance Association
SDR	special drawing rights
SOC	state-owned company
SRD	Social Relief of Distress
Stats SA	Statistics South Africa
TB	Treasury bill
US	United States
VAT	value-added tax
VIX	Volatility Index
WEO	World Economic Outlook